UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

MIMECAST LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 26, 2021

Dear Mimecast Shareholder:

I am pleased to invite you to attend the 2021 Annual General Meeting (the “Annual Meeting”) of Mimecast Limited (“Mimecast” or the “Company”) to be held on Wednesday, October 6, 2021, at 10:00 a.m. (London time), at Mimecast’s offices located at 1 Finsbury Avenue, London EC2M 2PF, United Kingdom.

We believe it is important to hold our Annual Meeting at our global headquarters in London, United Kingdom and, as a result, we intend to conduct our Annual Meeting in person. However, we continue to actively monitor the global coronavirus (“COVID-19”) pandemic. We remain sensitive to the public health and travel concerns our directors, officers and shareholders may have and the protocols that governments in the United Kingdom, the European Union and the United States may impose regarding travel and public gatherings. In the event it is not advisable or possible to hold our Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which alternatives may include (i) limiting the number of attendees who are permitted to join the Annual Meeting in person, (ii) limiting in person attendance to a limited number of members of our Board of Directors and restricting shareholders from attending in person, (iii) establishing more than one formal venue at which the in person Annual Meeting will be simultaneously held, or (iv) another reasonable alternative determined by the Board of Directors in its discretion.

Details regarding the Annual Meeting and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2021 Annual General Meeting of the Company and Proxy Statement. We have also enclosed our Annual Report on Form 10-K for the year ended March 31, 2021, which contains, among other things, our audited consolidated financial statements for the year ended March 31, 2021.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote by completing your proxy card and mailing it, by voting online, by voting by telephone or by voting in person at the Annual Meeting. Please review the instructions on the proxy card regarding your voting options.

Thank you for being a Mimecast shareholder. We look forward to seeing you at our Annual Meeting.

Sincerely,

Peter Bauer

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the meeting, please vote your ordinary shares as promptly as possible by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save Mimecast the extra expense associated with additional solicitation. If you hold your ordinary shares through a broker, your broker is not permitted to vote on your behalf on (i) the election of directors, (ii) the non-binding, advisory vote to receive the Company’s accounts for the year ended March 31, 2021, together with the independent auditor’s report on those accounts, or (iii) the non-binding, advisory vote to approve the compensation of our named executive officers, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions provided by your broker that allow you to vote your broker-held ordinary shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before 11:59 p.m. (London time) on Tuesday, October 5, 2021. Voting your ordinary shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your ordinary shares in person.

MIMECAST LIMITED

1 Finsbury Avenue

London EC2M 2PF

United Kingdom

NOTICE OF 2021 ANNUAL GENERAL MEETING OF MIMECAST LIMITED

Notice is hereby given that Mimecast Limited (“Mimecast” or the “Company”), will hold its 2021 Annual General Meeting (the “Annual Meeting”) on Wednesday, October 6, 2021, at 10:00 a.m. (London time), at Mimecast’s offices located at 1 Finsbury Avenue, London EC2M 2PF, United Kingdom, for the purpose of passing the resolutions set forth below. We believe it is important to hold our Annual Meeting at our global headquarters in London, United Kingdom and, as a result, we intend to conduct our Annual Meeting in person. However, we continue to actively monitor the global coronavirus (“COVID-19”) pandemic. We remain sensitive to the public health and travel concerns our directors, officers and shareholders may have and the protocols that governments in the United Kingdom, the European Union and the United States may impose regarding travel and public gatherings. In the event it is not advisable or possible to hold our Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which alternatives may include (i) limiting the number of attendees who are permitted to join the Annual Meeting in person, (ii) limiting in person attendance to a limited number of members of our Board of Directors and restricting shareholders from attending in person, (iii) establishing more than one formal venue at which the in person Annual Meeting will be simultaneously held, or (iv) another reasonable alternative determined by the Board of Directors in its discretion.

Please monitor the Investor Relations section on our website at www.mimecast.com, which will contain any necessary updates regarding the Annual Meeting. Additionally, if we update the format of our Annual Meeting, we will announce the decision to do so in advance of the Annual Meeting via a press release and will file additional proxy materials with the U.S. Securities and Exchange Commission. If you are planning to attend our Annual Meeting in person, please check our website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

ORDINARY RESOLUTIONS

Re-election of Directors

1.

To re-elect Peter Bauer as a Class III director of the Company to hold office until the 2024 annual general meeting of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

2.

To re-elect Hagi Schwartz as a Class III director of the Company to hold office until the 2024 annual general meeting of the Company and until his successor is duly elected and qualified, subject to his earlier resignation or removal; and

3.

To re-elect Helene Auriol Potier as a Class III director of the Company to hold office until the 2024 annual general meeting of the Company and until her successor is duly elected and qualified, subject to her earlier resignation or removal.

Auditors

4.

To appoint Ernst & Young LLP in the United States as our independent auditor for the year commencing on the conclusion of the Annual Meeting until the conclusion of the 2022 annual general meeting; and

5.	To authorize the Board of Directors of the Company to determine the remuneration of the independent auditor.

ADVISORY, NON-BINDING ORDINARY RESOLUTIONS

6.	To receive the Company’s accounts for the year ended March 31, 2021, together with the independent auditor’s report on those accounts; and

7.

To approve the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis” section, the compensation tables and the narrative disclosures that accompany the compensation tables.

Only shareholders of record as of 4:00 p.m. (London time) on October 4, 2021 are entitled to vote at the Annual Meeting as set forth in the Proxy Statement. If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification such as a valid driver’s license or passport and verification of share ownership for admittance. You are entitled to attend the Annual Meeting only if you were a shareholder as of 4:00 p.m. (London time) on October 4, 2021, or hold a valid proxy for the Annual Meeting. If you are a shareholder of record, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a shareholder of record but hold ordinary shares through a broker, trustee, or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, and you can only vote in person at the Annual Meeting if the shareholder of record has appointed you as a proxy prior to the Annual Meeting. Please allow ample time for the admittance process, particularly as there may be COVID-19 protocols in place at our London headquarters. For instructions on how to vote your ordinary shares, please refer to the section titled “Voting” on page 2 of this Proxy Statement and the explanatory notes set forth in your enclosed proxy card. A copy of this notice can be found at www.mimecast.com and will be available for inspection at the registered office of the Company from the date of this notice until the date of the Annual Meeting and at the Annual Meeting itself.

Shareholders are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the Annual Meeting. A shareholder may appoint more than one proxy in relation to the Annual Meeting provided that each proxy is appointed to exercise the rights attached to a different ordinary share or ordinary shares held by that shareholder. A proxy need not be a shareholder of the Company. The form of proxy, which must be used to make such appointment and give proxy instructions, is included with this Notice of Annual Meeting and Proxy Statement.

By Order of the Board of Directors,

Robert P. Nault

General Counsel and Company Secretary

Registered office:	22 Grenville Street
St Helier
Jersey JE4 8PX
Channel Islands

Company number: 119119

July 26, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual General

Meeting to be Held on Wednesday, October 6, 2021

This Proxy Statement and our Annual Report on Form 10-K for the year ended March 31, 2021 (the “Annual Report”) are available for viewing, printing and downloading at www.proxydocs.com/MIME.

Our Annual Report is also available on the “Investor Relations” section of our website at www.mimecast.com. Alternatively, if you would like us to send you a copy of our Annual Report, without charge, please contact:

Mimecast Limited

c/o Mimecast North America, Inc.

191 Spring Street

Lexington, Massachusetts 02421 USA

Attn: Investor Relations

Investors@mimecast.com

(617) 393-7074

If you would like us to send you a copy of the exhibits listed on the exhibit index of our Annual Report, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

GENERAL INFORMATION	1
Availability of Proxy Materials	1
Record Date	1
Quorum	2
Ordinary Shares Outstanding	2
Voting	2
Revoking Your Proxy	2
Votes Required to Adopt Resolutions	2
Broker Non-Votes and Abstentions	3
Voting Instructions	3
Voting Results	3
Additional Solicitation/Costs	3
Householding	4
RESOLUTIONS ONE, TWO AND THREE — RE-ELECTION OF DIRECTORS	5
Our Board of Directors	5
Nominees for Election for a Three-Year Term Ending at the 2024 Annual General Meeting	6
Recommendation of the Board	7
Directors Continuing in Office Until the 2022 Annual General Meeting	7
Directors Continuing in Office Until the 2023 Annual General Meeting	8
Executive Officers	9
CORPORATE GOVERNANCE	11
Our Commitment to Environmental, Social and Governance Initiatives	11
Board Independence	14
Code of Business Conduct and Ethics	15
Corporate Governance Guidelines	15
Board and Committee Meetings	15
Committees	16
Compensation Committee Interlocks and Insider Participation	17
Identifying and Evaluating Director Nominees	17
Shareholder Engagement	18
Board and Committee Evaluations	19
Board Leadership Structure	19
The Board’s Role in Risk Oversight	19
Director Compensation	20
RESOLUTIONS FOUR AND FIVE — APPROVAL OF THE APPOINTMENT OF OUR INDEPENDENT AUDITOR, AND AUTHORIZATION OF THE BOARD TO DETERMINE THE REMUNERATION OF THE INDEPENDENT AUDITOR	22
Audit Fees	22
Recommendation of the Board	23
Pre-Approval Policies for Non-Audit Services	23
Report of the Audit Committee of the Board of Directors	24
RESOLUTION SIX — NON-BINDING, ADVISORY VOTE TO APPROVE RECEIPT OF THE ACCOUNTS AND THE INDEPENDENT AUDITOR’S REPORT ON THE ACCOUNTS	25
Recommendation of the Board	25
RESOLUTION SEVEN — NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	26
Recommendation of the Board	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
EXECUTIVE COMPENSATION	29
Compensation Discussion and Analysis	29

i

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Proxy Statement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “guidance,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “probable,” “potential,” “can,” “could,” “should,” “contemplate,” “would,” “project,” “seek,” “target,” “might,” “explore,” “plan,” “strategy,” and similar expressions or variations that are not statements of historical fact are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements set forth in this Proxy Statement include, but are not limited to, statements regarding the following:

•	the impact that the ongoing global COVID-19 pandemic may continue to have on our business, financial position and results of operations;

•	the impact of our recent security incident on our results of operations;

•	our expectations regarding our revenue, expenses and other results of operations;

•	our anticipated strategies for growth;

•	our ability to anticipate market needs, develop new and enhanced solutions to meet those needs, and market acceptance of any new and enhanced solutions;

•	our commitment to environmental, social and governance initiatives; and

•	strategic acquisitions and our ability to use the technology we acquire to enhance the products and services we offer to our customers.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this Proxy Statement. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Proxy Statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2021. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Proxy Statement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statements made in this Proxy Statement to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

iii

PROXY STATEMENT

FOR THE 2021 ANNUAL GENERAL MEETING OF THE COMPANY

TO BE HELD WEDNESDAY, OCTOBER 6, 2021

GENERAL INFORMATION

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2021 Annual General Meeting (the “Annual Meeting”) of Mimecast Limited and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2021 Annual General Meeting of Mimecast Limited (the “Notice”). The Annual Meeting will be held at 10:00 a.m. (London time) on Wednesday, October 6, 2021, at our offices, located at 1 Finsbury Avenue, London EC2M 2PF, United Kingdom. We are mailing this Proxy Statement to our shareholders beginning on August 12, 2021.

We believe it is important to hold our Annual Meeting at our global headquarters in London, United Kingdom and, as a result, we intend to conduct our Annual Meeting in person. However, we continue to actively monitor the coronavirus (“COVID-19”) pandemic. We remain sensitive to the public health and travel concerns our directors, officers and shareholders may have and the protocols that governments in the United Kingdom, the European Union and the United States may impose regarding travel and public gatherings. In the event it is not advisable or possible to hold our Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which alternatives may include (i) limiting the number of attendees who are permitted to join the Annual Meeting in person, (ii) limiting in person attendance to a limited number of members of our Board and restricting shareholders from attending in person, (iii) establishing more than one formal venue at which the in person Annual Meeting will be simultaneously held, or (iv) another reasonable alternative determined by the Board in its discretion. Please monitor the Investor Relations section on our website at www.mimecast.com, which will contain any necessary updates regarding the Annual Meeting. Additionally, if we update the format of our Annual Meeting, we will announce the decision to do so in advance of the Annual Meeting via a press release and will file additional proxy materials with the U.S. Securities and Exchange Commission (the “SEC”). If you are planning to attend our Annual Meeting in person, please check our website one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

In this Proxy Statement the terms “Mimecast,” the “Company,” “we,” “us,” and “our” refer to Mimecast Limited. In this Proxy Statement the terms “members”, “shareholders” and “you” refer to the holders of the Company’s ordinary shares. The mailing address of our principal executive office is Mimecast Limited, 1 Finsbury Avenue, London EC2M 2PF, United Kingdom.

Availability of Proxy Materials	Beginning on August 12, 2021, we will mail the Notice and Proxy Statement and a proxy card to shareholders who held our ordinary shares as of August 5, 2021. These proxy materials contain instructions on how to vote. We have also enclosed our Annual Report on Form 10-K for the year ended March 31, 2021 (the “Annual Report”), which contains, among other things, our audited consolidated financial statements for the year ended March 31, 2021. This Notice and Proxy Statement and our Annual Report are also available for viewing, printing and downloading at www.proxydocs.com/MIME.

Record Date	4:00 p.m. (London time) on October 4, 2021 (the “Record Date”). You are entitled to vote only if you are a shareholder of the Company at 4:00 p.m. (London time) on the Record Date.

Quorum	At least two shareholders representing between them not less than one third of the ordinary shares in issue as of the Record Date shall constitute a quorum.

Ordinary Shares Outstanding	There were 65,738,818 ordinary shares outstanding as of July 22, 2021.

Voting	There are four ways a shareholder of record can vote:

(1)	By Telephone: You can vote by telephone by following the instructions in the proxy materials.

(2)	Online: You can vote online by following the instructions in the proxy materials.

(3)	By Mail: You can vote by mailing your proxy card as described in the proxy materials.

(4)

In Person: If you are a shareholder as of the Record Date, you may vote in person at the Annual Meeting. Submitting a proxy will not prevent a shareholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

If you hold your ordinary shares through a bank or broker, please follow their instructions.

Revoking Your Proxy	Shareholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Company Secretary or by voting again online or by telephone before the cutoff time (your latest online or telephone proxy is the one that will be counted). If you hold ordinary shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm. To be valid, any instrument in writing revoking a proxy, or a new duly executed proxy, must be received by the Company no later than 11:59 p.m. (London time) on Tuesday, October 5, 2021, or 48 hours (excluding non-working days) before any adjournment of the Annual Meeting.

Votes Required to Adopt Resolutions	Each of our ordinary shares outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting:

Resolutions One, Two, Three, Four and Five (described below) are proposed as ordinary resolutions. This means that a majority of the votes properly cast is required to approve each such resolution.

For Resolution Six (described below), a majority of the votes properly cast is required to receive the Company’s accounts for the year ended March 31, 2021, together with the independent auditor’s report on those accounts.

For Resolution Seven (described below), a majority of the votes properly cast is required to approve the compensation of our named executive officers. Since this proposal is an advisory vote, the result will not be binding on our Board, the compensation committee of our Board, or the Company. However, the Board and the compensation committee value input from shareholders, and the Board and the compensation committee will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

Broker Non-Votes and Abstentions	Under the rules that govern brokers holding ordinary shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed ordinary shares on routine matters, but do not have discretion to vote such uninstructed ordinary shares on non-routine matters. Only Resolutions Four and Five, the appointment of Ernst & Young LLP in the United States as the Company’s independent auditor and the authorization of the Board to approve the independent auditor’s remuneration, are considered routine matters where brokers are permitted to vote ordinary shares held by them without instruction. If your ordinary shares are held through a broker, those ordinary shares will not be voted with regard to the other resolutions unless you affirmatively provide the broker instructions on how to vote. Broker non-votes also will have no effect on the outcome of these proposals as they are not considered properly cast. Abstentions will count for purposes of determining if a quorum is present at the Annual Meeting, but because abstentions are not considered a vote in law (or cast), they will not be counted in the calculation of the votes for and against a resolution.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your ordinary shares should be voted on each item, the persons named as proxies (provided he or she is not the Chairman of the Board (the “Chairman”) or another of our directors) will vote or abstain from voting at his or her discretion. If you appoint the Chairman or another director as your proxy on any resolution, he or she will vote in favor of the resolution. Your proxy will vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results by filing a Current Report on Form 8-K (the “Form 8-K”) with the SEC within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding	Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, Proxy Statement, and Annual Report, as applicable, is being delivered to multiple shareholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Mimecast Limited, c/o Mimecast North America, Inc., 191 Spring Street, Lexington, Massachusetts 02421 USA, Attn: Investor Relations, or email us at Investors@mimecast.com, or call us at (617) 393-7074. If you want to receive separate copies of the Notice, Proxy Statement, or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, email, or telephone number.

RESOLUTIONS ONE, TWO AND THREE

RE-ELECTION OF DIRECTORS

Our Board of Directors

The following table sets forth the composition of our Board.

Name	Age (1)	Position(s)	Director Since
Peter Bauer	47	Chairman of the Board and Chief Executive Officer	2003
Aron Ain (2)(3)	63	Director	2017
Christopher FitzGerald (3)(4)	75	Lead Independent Director	2007
Neil Murray	54	Director	2003
Robert P. Schechter (2)(4)	72	Director	2019
Hagi Schwartz (4)	59	Director	2015
Stephen M. Ward (3)(4)	49	Director	2018
Alpna J. Doshi (2)	53	Director	2019
Helene Auriol Potier (2)	58	Director	2021

(1)	The age of each director is provided as of July 15, 2021.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Member of the audit committee.

In accordance with the terms of our Articles of Association, our Board is divided into three classes (each a “Class”), each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire Board and each of whose members serve for staggered three-year terms. As a result, only one Class of our Board is elected each year. We currently have nine directors. The members of the Classes are divided as follows:

•	the Class I directors are Aron Ain, Alpna J. Doshi and Stephen M. Ward, and their term expires at the annual meeting to be held in 2022;

•	the Class II directors are Christopher FitzGerald, Neil Murray and Robert P. Schechter, and their term expires at the annual meeting to be held in 2023; and

•	the Class III directors are Peter Bauer, Hagi Schwartz and Helene Auriol Potier, and their term expires at the Annual Meeting.

Upon expiration of the term of a Class, directors in that Class are eligible to be elected for a new three-year term at the annual general meeting of shareholders in the year in which their term expires. At the Annual Meeting, Peter Bauer, Hagi Schwartz and Helene Auriol Potier, whose terms as Class III directors will expire at the Annual Meeting, will stand for election as Class III directors.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Board and the nominating and corporate governance committee of the Board to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the Board and the nominating and corporate governance committee to the conclusion that such person should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Mimecast and our Board, in some cases for many years. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

While our corporate governance guidelines do not specify assigned weights to particular criteria, our Board and nominating and corporate governance committee believe it is essential that members of our Board represent diverse viewpoints and that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our shareholders. The charter of our nominating and corporate governance committee includes a specific policy with regard to the consideration of diversity in identifying director nominees, which we believe is essential to have directors representing diversity in many areas. In particular, diversity in terms of race, ethnicity, age, and gender is viewed as important, in addition to many other factors, including industry knowledge, operational experience, scientific and academic expertise and personal backgrounds. Under a proposed listing rule by The Nasdaq Stock Market LLC (“Nasdaq”), currently subject to review and approval by the SEC, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse. Although our Board considers that it is currently comprised of a relatively diverse group of directors, the Board also recognizes the importance of identifying and nominating qualified diversity candidates and the last two directors who have joined the Board have been female.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined are “independent” under the published Nasdaq listing requirements and do not have a material relationship with Mimecast that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. See “Corporate Governance – Board Independence” below.

There are no family relationships among any of our directors, nominees for director and executive officers.

Nominees for Election for a Three-Year Term Ending at the 2024 Annual General Meeting

Based on the recommendation of the nominating and corporate governance committee, our Board has nominated Peter Bauer, Hagi Schwartz and Helene Auriol Potier for election as directors to serve for a three-year term ending at the annual general meeting to be held in 2024, or until their successors are elected and qualified. Each of the nominees is a current member of our Board and has consented to serve if elected.

Peter Bauer, 47, has served as our Chief Executive Officer and a member of our Board since co-founding Mimecast in 2003. Prior to that, Mr. Bauer was a Managing Director at Idion Solutions (Pty) Ltd., a South African-based software integration and development company that acquired FAB Technology (Pty) Ltd., a company that he co-founded in 1997. Mr. Bauer holds a diploma in marketing management from the Institute of Marketing Management, South Africa.

We believe Mr. Bauer is qualified to serve on our Board because of his extensive knowledge, experience and tenure as the chief executive officer of our Company, as well as his knowledge of the industry in which we compete.

Hagi Schwartz, 59, has served as a member of our Board since July 2015. Mr. Schwartz is currently a Venture Partner at Western Technology Investment, a technology focused venture debt fund, which he joined in 2011. He serves on the board of directors of several private companies, including Optibus Ltd., since November 2018, Montara Inc., since January 2019, Tytocare Ltd., since April 2020, Sightfull, Inc., since November 2020, and OPSWAT, Inc., since April 2021. Mr. Schwartz co-founded Pretty Simple Solutions Inc. (d/b/a TruEquity), a cloud-based capitalization table management software company, in July 2010 and served in that role until March 2019. Mr. Schwartz also co-founded Budgeta Inc., a cloud-based financial analysis software company, in October 2014 where served as a member of the board until Budgeta Inc. was acquired by Sage Intacct in March 2018. In 2005, Mr. Schwartz founded Magnolia Capital, an investment advisory firm, where he served as Managing Director until December 2010. Previously, Mr. Schwartz was the Chief Financial Officer of several public and private technology companies including HyperRoll, Inc., ATRICA, Inc. (acquired by Nokia Siemens Networks in 2008), Noosh, Inc., Mercury Interactive Corporation (Nasdaq: MERQ) and Check Point Software

Technologies Ltd. (Nasdaq: CHKP). Mr. Schwartz served on the board of directors of Silicon Graphics International Corp. (“SGI”) (Nasdaq: SGI) from August 2004 until December 2015, and was SGI’s audit committee financial expert from the time SGI went public in June of 2005 until December 2015. In addition, Mr. Schwartz served on the board of directors of BigFix, Inc., which was acquired by IBM in 2010, TUI University and several other private companies. Mr. Schwartz was the chairman of the audit committee of Collective Inc. and CAN Capital. Mr. Schwartz holds a Bachelor of Arts in Economics and Accounting from Bar Ilan University.

We believe Mr. Schwartz is qualified to serve on our Board because of his financial expertise, his significant audit and financial reporting knowledge, his seasoned business perspective and his prior experience as an executive and on boards of other prominent technology companies.

Helene Auriol Potier, 58, has served as a member of our Board since January 2021. Until December 2020, Ms. Auriol Potier served as the Executive Vice President, International, at Orange Business Services, the business-to-business division of Orange S.A. (“Orange”). She joined Orange, which is a publicly traded (Euronext: ORA; ADR: ORAN) multinational telecommunications corporation headquartered in Paris, France, in November 2018. Prior to joining Orange, from 2009 until November 2018, Ms. Auriol Potier served in a number of executive roles at Microsoft Corporation (Nasdaq: MSFT), including Managing Director, Artificial Intelligence Europe, Managing Director, Public Sector Europe, Managing Director, Microsoft Dynamics Europe, and Chief Executive Officer, Microsoft Singapore. She also previously held senior leadership roles at Dell Technologies, Inc. and Nortel Networks Corporation. Ms. Auriol Potier has served on the Supervisory Board of Oddo BHF SCA, a provider of capital management services, since March 2016, where she is also a member of the Nomination Committee and the Compensation Committee. Since May 2017, Ms. Auriol Potier has served on the Board of Directors of Safran S.A. (“Safran”), a publicly traded (Euronext: SAF) multinational aerospace and defense corporation. She is a member of Safran’s Nomination and Compensation Committee and Innovation Committee. In June 2020, Ms. Auriol Potier joined the Supervisory Board of Randstad NV (“Randstad”), a publicly traded (Euronext: RAND) multinational human resource services firm. She is a member of Randstad’s Nomination Committee. Previously, from June 2014 until May 2018, Ms. Auriol Potier served on the Board of Directors of Ipsen S.A., a publicly traded (Euronext: IPN; ADR: IPSEY) biopharmaceutical company, where she was President of the Ethics and Governance Committee and a member of the Compensation Committee. Ms. Auriol Potier served on the Supervisory Board of Faiveley Transport, S.A. (“Faiveley”), a publicly traded (Euronext: LEY) global railway equipment supplier, from 2011 until November 2016, when Faiveley was acquired by Westinghouse Air Brake Technologies Corporation. Ms. Auriol Potier also served on Faiveley’s Nomination and Governance Committee. Ms. Auriol Potier received a Master of Science in Engineering from Télécom Paris and an Executive MBA from INSEAD.

We believe Ms. Auriol Potier is qualified to serve on our Board because of her extensive knowledge and experience as an executive at several global technology companies and her experience as a public company director, including as a member of public company compensation committees.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Directors Continuing in Office Until the 2022 Annual General Meeting

Aron Ain, 63, has served as a member of our Board since April 2017. Since April 2020, Mr. Ain has served as the chief executive officer and chairman of the board of directors of UKG Inc (Ultimate Kronos Group) (“UKG”), following the merger of Kronos Incorporated (“Kronos”) and Ultimate Software Group, Inc. UKG is a leading global provider of workforce management and human capital management cloud solutions. Prior to the merger and since 2005, Mr. Ain served as the Chief Executive Officer and a member of the board of directors of Kronos.

He became the Chairman of the board of directors of Kronos in May 2018. He also currently serves on the UKG compensation committee. Mr. Ain joined Kronos in 1979 and held several leadership roles at the company prior to becoming Chief Executive Officer. He serves on the Board of Trustees of Hamilton College and on the board of directors of Beth Israel Deaconess Medical Center. Mr. Ain also serves on the board of directors of the Combined Jewish Philanthropies of Greater Boston. Mr. Ain holds a Bachelor of Arts in Economics and Government from Hamilton College. He has also participated in a series of executive education programs, including the AEA/Stanford Executive Institute at Stanford University.

We believe Mr. Ain is qualified to serve on our Board because of his extensive experience as chief executive officer of a global software company.

Stephen M. Ward, 49, has served as a member of our Board since January 2018. Mr. Ward served as the Chief Information Security Officer at Home Depot (NYSE: HD), from January 2019 until June 2021. Prior to that, Mr. Ward served as the Chief Information Security Officer at Teachers Insurance and Annuity Association of America (commonly known as TIAA) from May 2013 until December 2018. Previously, from July 2007 through May 2013, he served in a number of executive roles at JPMorgan Chase & Co., serving most recently as the Global Head of Risk and Business Management for Cybersecurity. Prior to joining JPMorgan Chase & Co., Mr. Ward served as a Special Agent in the United States Secret Service focusing on cybersecurity, personal protection and fraud. Since May 2019, Mr. Ward has served on the board of directors of CloudKnox Security Inc. Mr. Ward holds a Bachelor of Arts degree from Seton Hall University.

We believe Mr. Ward is qualified to serve on our Board because of his extensive management and operational experience in the areas of cybersecurity and risk management.

Alpna J. Doshi, 53, has served as a member of our Board since December 2019. Ms. Doshi has served as the Chief Digital Officer of Riverbed Technology, Inc. (“Riverbed”), an information technology company that enables organizations to measure digital experiences and maximize digital performance, since August 2019. Prior to joining Riverbed, Ms. Doshi was the Global Chief Information Officer at Koninklijke Philips N.V. (NYSE: PHG), a global healthcare technology company headquartered in Amsterdam, the Netherlands, from March 2016 until May 2019. From November 2009 until March 2016, she served as the Chief Information Officer of Reliance Communications Limited and the Chief Executive Officer of Reliance Tech Services Limited. Reliance Communication Limited and Reliance Tech Services Limited are affiliated with the Reliance Group, a multinational corporation headquartered in Mumbai, India. Prior to that, she served in various senior technology roles with Mahindra Satyam, an information technology services company, Deloitte & Touche Management Consulting, and Verizon Communications. Ms. Doshi currently serves as the Executive Chairman of The DigiAlps Inc., a technology consulting company (“DigiAlps”), and as the Executive Chairman and Chief Executive Officer of Stralynn Consulting Services, Inc., an IT consulting company (“Stralynn”). She founded both DigiAlps and Stralynn. She also serves on the board of directors of Aternity LLC, an enterprise software company. Ms. Doshi received a Bachelor of Technology in computer science from Calcutta University and a Master of Science degree from the University of Maryland.

We believe Ms. Doshi is qualified to serve on our Board because of her extensive global experience as an executive in the information technology, healthcare and telecommunications industries

Directors Continuing in Office Until the 2023 Annual General Meeting

Christopher FitzGerald, 75, has served as a member of our Board since April 2007. He has served as our lead independent director since our initial public offering in 2015. Mr. FitzGerald served as a non-executive director of City Merchants High Yield Trust, a London based investment company (LON: CMHY) and The Intercare Group, plc, a U.K. pharmaceuticals business later acquired by Cardinal Health, Inc. (NYSE: CAH) in 2003. Mr. FitzGerald was also a member of the Committee of Executive Directors and General Counsel at NatWest Group plc (LSE: NWBD). Before that, Mr. FitzGerald was a partner in the London law firm Slaughter and May, where he specialized in advising major financial services businesses. From 2003 to present, Mr. FitzGerald has served as a member of the finance committee of the governing body of Lincoln College, Oxford University. From 2001 to 2004, Mr. FitzGerald served as the first Chairman of the Regulatory Decisions Committee of the

United Kingdom Financial Services Authority. Mr. FitzGerald holds a Master of Arts in Jurisprudence from Oxford University.

We believe Mr. FitzGerald is qualified to serve on our Board because of his extensive business, financial, legal, compliance and governance experience, and his long service to our Company.

Neil Murray, 54, has served as a member of our Board since co-founding Mimecast in 2003 and served as our Chief Technology Officer until April 2019. Prior to co-founding Mimecast, Mr. Murray served as the Chief Technical Officer of Global Technology Services, a South African provider of business information solutions that acquired Pro Solutions (Prosol Group (Pty) Ltd.), a software development company that he co-founded in 1992.

We believe Mr. Murray is qualified to serve on our Board because of his extensive knowledge and experience with our Company and our technologies, as well as in the industry in which we compete.

Robert P. Schechter, 72, has served as a member of our Board since January 2019. Mr. Schechter currently serves as the chairman of the board of directors of PTC Inc. (Nasdaq: PTC), a global software and services company that delivers solutions to industrial customers to enable their digital product transformations. He has served on the PTC Inc. board of directors since 2009. Mr. Schechter is also a member of PTC Inc.’s audit committee and compensation committee, and is the chair of its strategic partnerships oversight committee. From 2013 to March 2021, Mr. Schechter served on the board of directors of Telaria, Inc. (NYSE: TLRA), a provider of a software platform designed to manage premium video advertising, until it was acquired by The Rubicon Project, Inc. He served as the chairman of Telaria Inc.’s audit committee. From 2009 to June 2017, Mr. Schechter served on the board of directors of Exa Corporation (Nasdaq: EXA), a developer and distributor of computer-aided engineering software, until it was acquired by Dassault Systèmes. Mr. Schechter served as the Chief Executive Officer of NMS Communications Corporation, a global provider of hardware and software solutions for the communications industry, from 1995 to 2008, and served as the chairman of its board of directors from 1996 to 2008. Mr. Schechter received a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

We believe Mr. Schechter is qualified to serve on our Board because of his extensive knowledge and experience in the software solutions and services industry in both management and director roles, and his extensive knowledge and experience as a public company director and as a member of public company audit and compensation committees.

Executive Officers

In addition to Mr. Bauer, our Chief Executive Officer, who also serves as a director, our executive officers are:

Karen Anderson, 54, has served as our Chief Human Resources Officer since January 2019. Ms. Anderson served as the Chief Human Resources Officer of Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY) from September 2014 until January 2019. Prior to that, Ms. Anderson served as the Vice President of Human Resources at Biogen Idec (Nasdaq: BIIB) from June 2013 until September 2014, and as Vice President, Human Resources at Pfizer Inc. (NYSE: PFE) from September 2004 until June 2013. Ms. Anderson began her human resources career at the Hay Group as a consultant and holds a Masters of Organization Development from Bowling Green State University and a Bachelor of Arts in Psychology and Labor Relations from York University.

Heather Bentley, 43, has served as our Senior Vice President, Customer Success and Support, since November 2019. From September 2018 to November 2019, Ms. Bentley served as Head of Customer Success in Europe for Automation Anywhere, Inc., a robotic process automation software company. Prior to that, from May 2004 to September 2018, Ms. Bentley held various leadership positions at NortonLifeLock Inc. (formerly known as Symantec), a software company, where she was most recently Vice President, Premium Support and Customer

Success. Ms. Bentley holds a Master of Business Administration from Georgia State University, and a Bachelor of Science degree from Wake Forest University.

Rafeal E. Brown, 53, has served as our Chief Financial Officer since March 2019. Mr. Brown served as Senior Vice President, Chief Financial Officer and Treasurer of SevOne, Inc. (“SevOne”), a provider of network and infrastructure management, from December 2015 until March 2019. Before joining SevOne, from September 2013 until November 2015, Mr. Brown was Senior Vice President, Chief Financial Officer and Chief Administrative Officer at Pegasystems, Inc. (“Pegasystems”) (Nasdaq: PEGA), a publicly traded global business process management software provider. Prior to Pegasystems, Mr. Brown spent nine years at salesforce.com, inc. (NYSE: CRM), serving most recently as a Senior Vice President of Finance. Mr. Brown began his public accounting career at Arthur Andersen LLP, followed by PricewaterhouseCoopers LLP. He holds a Master of Accounting from Brigham Young University and a Bachelor of Science in accounting from Southern Utah University. He holds a certified public accounting (CPA) designation.

Dino DiMarino, 44, has served as our Chief Revenue Officer since October 2019. From August 2016 to September 2019, Mr. DiMarino served as our Senior Vice President responsible for all field sales, inside sales and the channel organization for our North American business. Previously, from July 2015 until July 2016, he served as Vice President of Sales for the Americas for RSA, the Security Division of EMC (“RSA”). Prior to that, Mr. DiMarino served in several sales leadership roles with RSA including Area Vice President of U.S., East and Canada from January 2015 to July 2015, Area Vice President of U.S. Commercial from February 2013 to December 2014, and Country Manager, Canada from April 2009 to January 2013. He also held sales leadership roles with EMC Corporation (“EMC”), Dell Canada and Xerox Canada. Mr. DiMarino holds a Bachelor of Business Administration degree from Wilfrid Laurier University in Waterloo, Canada.

Bernd Leger, 54, has served as our Chief Marketing Officer since May 2021. From October 2019 to May 2021, Mr. Leger served as Chief Marketing Officer at Nexthink SA (“Nexthink”), a digital employee experience management software provider. Before joining Nexthink, from February 2018 to September 2019, he served as Chief Marketing Officer at Checkmarx Ltd., a global software security company. Mr. Leger held senior marketing roles at numerous software and cybersecurity companies, including Head of Product Marketing and Customer Insights, Cloud Security at Cisco Systems, Inc. (Nasdaq: CSCO) from August 2016 to February 2018, and Chief Marketing Officer at CloudLock, Inc. from August 2014 to August 2016. Previously, Mr. Leger held senior leadership roles at Localytics, Inc., Rapid7, Inc. (Nasdaq: RPD) and Veracode, Inc. Mr. Leger holds a Master of Business Administration from Ludwig-Maximilians-Universität München and has completed studies at Georgetown University.

Robert P. Nault, 57, has served as our Senior Vice President and General Counsel since September 2016. From May 2014 to May 2016, he served as Senior Vice President, General Counsel and Secretary of Constant Contact, Inc. (Nasdaq: CTCT), a provider of email marketing software, where he also served as Vice President, General Counsel and Secretary from March 2007 to May 2014 and as interim Chief Financial Officer from March 2010 to July 2010. Prior to that, Mr. Nault served as Senior Vice President, General Counsel and Secretary of RSA Security Inc. (Nasdaq: RSAS), from November 2005 until November 2006 following its acquisition by EMC in September 2006. Prior to that, Mr. Nault was Vice President and General Counsel of Med-i-Bank, Inc., a provider of software and services for electronic benefit payments, from October 2004 to July 2005; Legal Consultant and Vice President and General Counsel of ON Technology Corporation (Nasdaq: ONTC), an enterprise software company, from 2001 to 2004; and Senior Vice President and General Counsel of The Pioneer Group, Inc. (Nasdaq: PIOG) (“Pioneer”), a financial services and alternative investments company, from 1995 to 2000. Before joining Pioneer, he was a member of the corporate department of Hale and Dorr LLP (now Wilmer Cutler Pickering Hale and Dorr LLP). Mr. Nault holds a Juris Doctorate from Boston University School of Law and a Bachelor of Arts degree from the University of Rhode Island.

Michael Paisley, 55, has served as our Chief Security and Resilience Officer since September 2020. From 2016 to September 2020, Mr. Paisley served as Chief Information Security Officer of VeriFone, Inc., a provider of technology for electronic payment transactions. Previously, from 2014 to 2016, Mr. Paisley served as Chief Information Security Officer of VocaLink Holdings Limited (acquired by MasterCard Incorporated (NYSE: MA) in 2016), a payment systems company headquartered in the United Kingdom that provides payments infrastructures, applications and services. Mr. Paisley holds a Master of Science in Security and Organisational Risk Management and a Bachelor of Laws from the University of Leicester.

Shahriar Rafimayeri, 54, has served as our Chief Information Officer since September 2020. Prior to joining us, from December 2019 to August 2020, Mr. Rafimayeri served as Vice President of Application Development for Healthfirst, Inc., a non-profit health insurance program provider. From September 2015 to December 2019, Mr. Rafimayeri served as Chief Information Officer for Infor Global Solutions, a provider of business cloud software. Previously, Mr. Rafimayeri held various senior leadership roles in technology operations of leading financial institutions, including as Managing Director at Morgan Stanley from September 2011 to September 2015, Managing Director at The Blackstone Group from February 2009 to February 2011, and Managing Director at Credit Suisse from August 1998 to December 2008. He currently serves as President of the board of trustees at Kaufman Music Center in New York City, and is an Advisory Board Member of Hofstra University DeMatteis School of Engineering and Applied Science. Mr. Rafimayeri holds a Bachelor of Science in Computer Science and Mathematics from Hofstra University.

David Raissipour, 54, has served as our Chief Technology & Product Officer since June 2021. From November 2016 until October 2020, Mr. Raissipour served in several executive roles at Sophos Group PLC (LSE: SOPH.L) (“Sophos”), including Senior Vice President, Sophos Cloud Platform Group & Sophos Messaging Security Group, from September 2018 to October 2020, Group Vice President, Sophos Cloud Security Group, from November 2017 to September 2018, and Group Vice President, Network Security Group from November 2016 to November 2017. Sophos is a provider of cybersecurity products and services and is based in the United Kingdom. Prior to joining Sophos, Mr. Raissipour served as the Senior Vice President of Engineering & Products at Carbonite, Inc. (Nasdaq: CARB) from May 2015 until November 2016. Previously, Mr. Raissipour held senior leadership roles at RSA and at Microsoft Corporation, where he worked for over 14 years. Mr. Raissipour holds a Bachelor of Science in Computer Science from Central New England College.

Our executive officers are appointed by, and serve at the discretion of, our Board.

CORPORATE GOVERNANCE

Our Commitment to Environmental, Social and Governance Initiatives1

Our commitment to global resilience is core to our values, who we are, and the work we do. Since publishing our 2020 Corporate Social Responsibility (“CSR”) Report, we have taken several steps to further our commitment to high environmental, social, and governance (“ESG”) standards. As part of our commitment, we recently partnered with Sustainability Roundtable Inc., to conduct a full ESG materiality assessment as a crucial step to reporting in accordance with key ESG external frameworks, including the Global Reporting Initiative and Sustainability Accounting Standards Board.

We believe our progress towards our ESG goals will further supplement the growth of our business and ensure we are supporting all of our stakeholders. We are committed to continued transparent ESG reporting that allows our shareholders to see our progress, and will align our progress to the United Nations Sustainable Development Goals.

[1]

Our goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. Information available at websites and documents referenced in this section is not incorporated in this Proxy Statement.

To learn more about our commitment to environmental sustainability, please visit this site: https://www.mimecast.com/blog/mimecasts-commitment-to-strengthening-environmental-resilience/.

For additional details regarding our commitment to ESG and CSR, please visit this site: https://www.mimecast.com/company/corporate-social-responsibility/.

Community Engagement

At Mimecast, we are building a more resilient world for our customers and community. To further our commitment to global community resilience, we make annual philanthropic contributions, offer generous donation matching for all employees, provide five days of paid time off to volunteer in the community, and engage in signature nonprofit partnerships that enable our employees to be advocates for meaningful social and environmental change.

Philanthropy

Since the launch of our partnership with the Boston Foundation in 2017, Mimecast has donated more than $1.0 million dollars to charitable organizations worldwide, including approximately $400,000 in the fiscal year ended March 31, 2021.

Community Partnerships

We maintain core non-profit partnerships with organizations in each of the primary regions where we conduct business, including organizations such as Year Up, Inc. (in the United States), the Tomorrow Trust (in South Africa), Arrival Education (in the United Kingdom), and Save the Children (globally). Each of these partnerships includes various engagement touchpoints for our employees, from volunteering to fundraising to mentoring opportunities.

Our community engagement strategy prioritizes finding long-term employment opportunities for young adults. Since the beginning of 2020, we have hosted more than a dozen Year Up interns in the United States and have hired several Year Up graduates into full time roles at Mimecast. In South Africa, the Mimecast Graduate Program supports young people from underserved communities and has trained nearly 80 graduates over the past seven years, including hiring 37 individuals into full-time roles at Mimecast.

Diversity, Equity and Inclusion

We believe that building a diverse, equitable, and inclusive workplace is critical to our values and our ability to grow as a business. Our commitment to diversity, equity, and inclusion (“DEI”) is reinforced through our new DEI strategy that includes defined goals and targets to facilitate ongoing action and ensure accountability. We have hired a DEI global leader, launched an executive-led DEI Council, continued our investment in Black Economic Empowerment (BEE) programs in South Africa and delivered to our employees DEI education and awareness programs.

Workforce diversity

We strive to increase the number of employees from traditionally underrepresented backgrounds. We have set ambitious but attainable targets in these areas and formalized partnerships with external diversity recruitment networks to help achieve these goals.

Inclusive policies and practices

We have various policies and practices that support an inclusive environment, including anti-discrimination, equal pay and equal employment opportunity policies. We also sponsor multiple employee-led Employee Resource Groups (“ERGs”), which are designed to support employees of color, LGTBQ+ employees and women. These ERGs play a critical role in building understanding, empathy, and skills to bolster inclusion.

Supporting Mimecasters

Our employee engagement programs provides a range of support services for employees, from health and wellness benefits to emergency relief.

Health and Wellbeing

We invest significant resources to provide our employees and their families robust health insurance and employee assistance program offerings. Recognizing the challenges associated with the COVID-19 pandemic, we provide access to a global virtual therapy platform and online childcare and tutoring services to support working parents. By investing in the health of our employees and their families, we are investing in the health of our business.

Financial Security

We recognize the value of financial security for our employees. As a result, the Company has a global pension matching program, paid parental leave, and an employee share purchase plan, which enables employees to become shareholders of our Company by offering ordinary shares at a discount to the price available in the public market. We believe that by supporting our employees through additional financial assistance, it will contribute to the long-term growth of the company.

Emergency Relief

In response to the COVID-19 pandemic, our executive team partnered with our social impact team to launch the Mimecaster Resilience Fund. Established with seed funding from our executive officers, the Mimecaster Resilience Fund provides support to employees facing unexpected financial burden brought about by the COVID-19 pandemic. Since the start of the pandemic, we have allocated approximately $75,000 in relief to employees facing crisis brought on by the pandemic.

Employee Engagement Evaluation

We conduct an annual employee engagement survey to understand how best to serve our employees. Our May 2021 employee engagement survey had an 81% employee participation rate with a 74 engagement score, which compares favorably to the acknowledged technology industry benchmark of 73. Our employee engagement team implements an annual action plan to ensure that employee feedback is channeled into a meaningful response to key engagement opportunities.

Environmental Sustainability

Our role in supporting the environment matters to us and to our stakeholders. We are committed to doing our part to support the shift to a low-carbon economy and to lessen the collective human impacts of climate change.

Carbon Strategy

We plan to zero out our 2021 global operational emissions and move towards becoming a fully net zero emissions company by 2030. Starting in fiscal 2022, we plan to match 100% of our entire operational footprint (Scope 1 & 2 emissions) with third-party certified renewable energy certificates and carbon offsets. As we grow, we will continue to explore opportunities to participate in new renewable energy and emission abatement projects beyond our operational footprint in the move to becoming a fully net zero emissions (Scopes 1, 2, and 3) company by 2030.

Employee Sustainability

As part of our commitment to reducing our footprint, we are actively exploring additional ways to reduce our employees’ carbon impact through reduced travel and commuting, green grants and incentives, electric vehicle charging stations at our offices, the reduction of single use plastics in all office kitchens, high-volume tree-planting campaigns through our partnerships with One Tree Planted and the Greenpop Foundation, and the creation of our employee Green Team.

Business Ethics and Compliance

At Mimecast, everyone has a personal responsibility to maintain the highest level of integrity and ethical standards as we fulfill our commitments. Every day we work to deal honestly and fairly with our customers, our trading partners, our competitors, and one another.

Governance

For more information on our commitment to corporate governance and the various ways we exhibit that commitment, see the additional subsections in this section of the Proxy Statement.

Our corporate governance best practices include:

•	Board composed of 77% independent directors.

•	Fully independent standing Board committees.

•	Lead Independent Director with identified responsibilities.

•	Regular executive sessions of independent directors.

•	Annual Board and committee self-evaluations.

•	Risk oversight by the Board and committees.

•	Share ownership policy for directors.

•	Clawback policy for executive officers.

•	Commitment to shareholder engagement.

Board Independence

The Board has determined that each of our directors, except for Mr. Bauer, as our Chief Executive Officer, and Mr. Murray, as our Chief Technology Officer from 2003 until April 2019, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” within the meaning of our director independence standards and the director independence standards of Nasdaq and the SEC. Furthermore, the Board has determined that each member of each of the committees of the Board is independent within the meaning of Nasdaq’s, the SEC’s, and our applicable committees’ independence standards, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making that determination, the Board considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. There are no family relationships among any of our directors or executive officers. In addition, a majority of the members of the Board meets the independence standards under the rules of Nasdaq.

Periodically, the Board will evaluate all relationships between the Company and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make periodic determinations of whether each director is independent within the meaning of Nasdaq’s, the SEC’s, and our applicable committees’ independence standards.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, Controller or Principal Accounting Officer, or other persons performing similar functions. The current version of the Code of Business Conduct and Ethics is available on the Investor Relations section on our website at www.mimecast.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to our Chief Compliance Officer at Mimecast Limited, c/o Mimecast North America, Inc., 191 Spring Street, Lexington, Massachusetts 02421 USA, or complianceofficer@mimecast.com. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (available at www.mimecast.com) and/or in our public filings with the SEC.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable Jersey law or regulation, Nasdaq corporate governance listing standards and our Articles of Association. Our corporate governance guidelines are available on the Investor Relations section of our website at www.mimecast.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, those guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Board and Committee Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During the year ended March 31, 2021, the Board held 15 meetings and acted by written consent on seven occasions. The Board has three standing committees:

•	the audit committee of our Board, which held six meetings in the year ended March 31, 2021;

•	the compensation committee of our Board, which held four meetings in the year ended March 31, 2021; and

•	the nominating and corporate governance committee, which held two meetings in the year ended March 31, 2021.

Five of our directors attended 100% and the remaining directors attended at least 85%, of all meetings of the Board and meetings of committees of our Board upon which they served (during the periods that they served) during the year ended March 31, 2021. The Board regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under Nasdaq and SEC rules. It is our policy that members of our Board are encouraged to attend annual general meetings of our shareholders; however, attendance is not mandatory. Three of the eight directors then in office attended the 2020 annual general meeting.

Committees

Our Articles of Association provide that the Board may delegate any of its powers to committees. The Board has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. The Board has adopted a written charter for each of the three standing committees. Each committee charter is available on the Investor Relations section of our website at www.mimecast.com. In addition, in February 2021, the Board established a temporary committee, the cyber incident committee, to assist the directors in their oversight of our recent security incident. See “Compensation Discussion and Analysis – Executive Summary” below. Mr. Ward serves as the chairman of the cyber incident committee and the other committee members are Mr. Schechter and Ms. Doshi. The cyber incident committee met once during the year ended March 31, 2021.

Audit Committee

Messrs. FitzGerald, Schechter, Schwartz and Ward currently serve on the audit committee, which is chaired by Mr. Schwartz. The Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable Nasdaq rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Mr. Schwartz as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence, objectivity and effectiveness of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•

monitoring the integrity of our financial statements by reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	reviewing and monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing, together with the full Board and other appropriate committees, our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management; and

•	reviewing and approving or ratifying any related person transactions.

The audit committee met six times during the year ended March 31, 2021.

Compensation Committee

Mmes. Doshi and Auriol Potier and Messrs. Ain and Schechter currently serve on the compensation committee, which is chaired by Mr. Schechter. Ms. Auriol Potier joined the compensation committee in January 2021. The Board has determined that each member of the compensation committee is “independent” as that term is defined in the applicable SEC and Nasdaq rules. The compensation committee’s responsibilities include:

•	reviewing and approving, or reviewing and making recommendations to our Board with respect to, the compensation of our executive officers, or directors and senior management, respectively;

•	overseeing an evaluation of our executive management; and

•	overseeing and administering our equity incentive plans in operation from time to time.

The compensation committee may delegate authority to one or more subcommittees consisting of one or more of its members as it deems appropriate to carry out its responsibilities. The compensation committee met four times and acted by written consent on 13 occasions during the year ended March 31, 2021.

Nominating and Corporate Governance Committee

Messrs. Ain, FitzGerald and Ward currently serve on the nominating and corporate governance committee, which is chaired by Mr. FitzGerald. The Board has determined that each member of the nominating and corporate governance committee is “independent” as that term is defined in the applicable SEC and Nasdaq rules. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•	reviewing and making recommendations to our Board with respect to our Board leadership structure;

•	reviewing and making recommendations to our Board with respect to management succession planning; and

•	developing and recommending to our Board corporate governance principles.

The nominating and corporate governance committee met two times and acted by written consent on three occasions during the year ended March 31, 2021.

Compensation Committee Interlocks and Insider Participation

During the year ended March 31, 2021, the members of our compensation committee included Mmes. Doshi and Auriol Potier and Messrs. Ain and Schechter. None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions.”

Identifying and Evaluating Director Nominees

The Board has delegated the director selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board’s approval as director nominees for election to the Board. Our nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates and did so with respect to the candidacy of each of Mr. Ain, who was elected to the Board in April 2017, Ms. Doshi, who was elected to the Board in December 2019, and Ms. Auriol Potier, who was elected to the Board in January 2021.

Minimum Qualifications

In evaluating proposed director candidates, the nominating and corporate governance committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, the current size and composition of our Board and the needs of our Board and its respective committees. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, integrity, judgment, diversity of experience, expertise, business acumen, understanding of our business and industry, potential conflicts of interest and other commitments. Nominees must also have proven achievement and competence in their field and the ability to provide guidance to our management team and make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

The charter of our nominating and corporate governance committee includes a specific policy with regard to the consideration of diversity in identifying director nominees, which we believe is essential to have directors representing diversity in many areas, including but not limited to race, ethnicity, gender, age, background, and professional experience. Accordingly, diversity is one of the factors considered by the nominating and corporate governance committee in identifying director nominees.

Shareholder Recommendations

Shareholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name, age, address, current and previous employment dating back five years, and qualifications to Mimecast Limited, c/o Mimecast North America, Inc., 191 Spring Street, Lexington, Massachusetts 02421 USA, Attn: Company Secretary, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Shareholder Engagement

We believe that effective corporate governance requires active engagement with our shareholders. Our chief executive officer and our chief financial officer meet regularly with our shareholders, including both large and small investors, to discuss business strategy, performance, our industry, executive leadership, executive compensation, corporate governance, and environmental and social topics. This engagement often includes two or three meetings per year with our largest shareholders. Our investor relations team also communicates with our shareholders on a regular basis. Direct engagement with our shareholders helps us better understand our shareholders’ perspectives, while giving us an opportunity to interact with them directly on the progress of our business and our various initiatives. Management values this feedback and regularly shares it with the Board.

The Board also provides to every shareholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for shareholder communication. For a shareholder communication directed to the Board as a whole, or a shareholder communication directed to an individual director in his or her capacity as a member of the Board, shareholders may send such communication to the attention of the Company’s legal department via U.S. Mail or expedited delivery service to Mimecast Limited, c/o Mimecast North America, Inc., 191 Spring Street, Lexington, Massachusetts 02421 USA, Attn: Legal Department.

Our legal department will review all incoming shareholder communications and, if appropriate, will forward any such communication to all directors or the appropriate director, and the Chairman in his or her capacity as a representative of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board and Committee Evaluations

The nominating and corporate governance committee oversees the annual Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations. During the year ended March 31, 2021, the nominating and corporate governance committee met in November 2020 to assess the effectiveness of the Board and the committees. The nominating and corporate governance committee then provided this assessment to the full Board. The nominating and corporate governance committee establishes the Board and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

Board Leadership Structure

Mr. Bauer serves as our Chief Executive Officer and as Chairman. The Board believes that having our Chief Executive Officer as Chairman facilitates the Board’s decision-making process because Mr. Bauer has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Bauer to act as the key link between the Board and other members of management.

Our Board has appointed Mr. FitzGerald to serve as our Lead Independent Director. As Lead Independent Director, Mr. FitzGerald reviews and approves agendas for regular quarterly meetings of the Board, presides over meetings of our independent directors, serves as a liaison between the Chairman and the independent directors and performs such additional duties as our Board may otherwise determine and delegate. The nominating and corporate governance committee periodically reviews the Board’s leadership structure, including most recently at a meeting of the committee held in May 2021.

The Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Risk is inherent with every business, and we face a number of risks, including, among others, strategic, financial, business and operational, competitive, compliance, cybersecurity, and reputational risks. We have implemented processes to manage risk given our size and the nature of our operations. Our management team is responsible for the day-to-day management of risks the Company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. The risk oversight process includes receiving regular reports from members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, compliance, cybersecurity, strategic, and reputational risk. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by our management team are appropriate and functioning as designed.

Our Board does not have a standing risk management committee, but rather administers its oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and reviewing periodically overall enterprise risk management. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our compensation committee reviews and discusses the risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a materially adverse effect on us. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. More recently, our cyber incident committee assisted the Board with its oversight of our recent security incident. See “Compensation Discussion and Analysis – Executive Summary” below.

Our Board believes that open communication between our management team and our Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board, as well as at such other times as they deem appropriate, where, among other topics, they discuss major risk exposures, their potential impact on our business, and the steps we take to manage them. In addition, one of our Board members with specific subject matter expertise meets regularly with our senior management team that manages our enterprise risk management function.

Director Compensation

The chart below sets forth the annual cash compensation our non-employee directors receive for service on the Board and the committees on which they serve. As an employee of the Company, Mr. Bauer does not receive compensation for his service as a director.

Director–Cash Compensation
Annual Retainer – All non-employee directors	$50,000
Audit Committee Chairperson	$25,000
Compensation Committee Chairperson	$7,500
Nominating and Corporate Governance Committee Chairperson	$5,000
Lead Independent Director	$15,000

We pay our non-employee directors quarterly. We also reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending our Board and committee meetings. The compensation committee, with the assistance of our independent compensation consultant, reviews director compensation periodically and recommends changes to the Board as necessary.

Under our non-employee director compensation policy, each new non-employee director receives, at the time of his or her appointment to the Board, an initial, one-time equity grant (the “Initial Grant”) of restricted share units (“RSUs”) with a grant date fair value equal to $200,000. The Initial Grant vests in equal annual installments over three years, provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director of the Company, unless the Board determines that the circumstances warrant continuation of vesting. In addition, on the date of each annual general meeting of shareholders, each continuing non-employee director who has served as a director for the previous six months receives an annual equity grant of RSUs (the “Annual Grant”) with a grant date fair value equal to $175,000 that vests in full on the first anniversary of the date of grant, provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director of the Company, unless the Board determines that the circumstances warrant continuation of vesting.

Effective April 1, 2020, the Board approved equity ownership guidelines for directors. Each non-employee director must retain at least 50% of the shares underlying the Initial Grant while the director remains a member of the Board. In addition, each director must maintain an equity ownership position in the Company at least equal to five (5) times the current annual cash retainer payable to all non-employee directors, which is currently equal to $250,000. The calculation of equity ownership includes ordinary shares beneficially owned by the non-employee director, plus vested, in-the-money share options. These guidelines shall apply to each non-employee director beginning on the later of (x) five (5) years from his or her initial election to the Board, or (y) April 1, 2025 (five (5) years from the effective date of the equity ownership guidelines). The Company’s legal department monitors compliance with these guidelines on an annual basis as of April 1st of each year. Any non-compliance is referred to the nominating and corporate governance committee.

The following table sets forth information regarding compensation earned by each non-employee director who served during the fiscal year ended March 31, 2021:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards($)(2)	Total ($)
Aron Ain	50,000	174,989	224,989
Helene Auriol Potier (3)	12,500	199,948	212,448
Alpna J. Doshi	50,000	174,989	224,989
Christopher FitzGerald (4)	70,000	174,989	244,989
Neil Murray (4)	50,000	174,989	224,989
Robert P. Schechter	57,500	174,989	231,864
Hagi Schwartz	75,000	174,989	249,989
Stephen M. Ward	50,000	174,989	224,989

(1)	Amounts in this column represent fees earned under the non-employee director compensation policy for the fiscal year ended March 31, 2021.
(2)

Amounts in this column represent the grant date fair value of RSUs granted to the non-employee directors during the year ended March 31, 2021, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the estimated impact of forfeitures related to service-based vesting conditions, and do not represent the actual value that may be realized by directors upon vesting or settlement of the awards. The assumptions made in valuing the RSUs reported in this column are discussed in Notes 2 and 13 to our audited financial statements for the year ended March 31, 2021, included in our Annual Report.

(3)	Ms. Auriol Potier joined the Board effective January 1, 2021.
(4)	Mr. FitzGerald’s and Mr. Murray’s director fees are set in U.S. dollars, but are paid in British pounds based on the then current currency exchange rate.

The following table sets forth the aggregate number of ordinary shares underlying RSUs held as of March 31, 2021 by each person who served as director during the year ended March 31, 2021, except Mr. Bauer, whose outstanding equity as of March 31, 2021 is set forth under “Executive Compensation – Outstanding Equity Awards at March 31, 2021 Table” below:

Name	Number of RSUs Held as of March 31, 2021 (#)
Aron Ain	3,720
Helene Auriol Potier	3,700
Alpna J. Doshi	6,790
Christopher FitzGerald	3,720
Neil Murray	3,720
Robert P. Schechter	5,742
Hagi Schwartz	3,720
Stephen M. Ward	3,720

RESOLUTIONS FOUR AND FIVE

APPROVAL OF THE APPOINTMENT OF OUR INDEPENDENT AUDITOR, AND AUTHORIZATION OF THE BOARD TO DETERMINE THE REMUNERATION OF THE INDEPENDENT AUDITOR

We have appointed Ernst & Young LLP in the United States (“EY US”) as our independent auditor to perform the audit of our consolidated financial statements in Jersey for the fiscal year ending March 31, 2022 and as our independent registered public accounting firm for SEC reporting purposes, and we are asking shareholders to approve the appointment of EY US as independent auditor. Ernst & Young Global Limited on a global basis (“EY Global”) has served as our auditor since 2015.

Previously, Ernst & Young LLP in the United Kingdom (“EY UK”) had served as the Company’s independent auditor in Jersey. The Company determined that it would be more efficient for EY US to conduct the Company’s Jersey audit and SEC audit. As a result, following receipt by EY US of the necessary approvals from the Jersey Financial Services Commission to act as the Company’s Jersey auditor, EY UK resigned as the Company’s Jersey auditor in April 2021 and was replaced by EY US by resolution of the Board. Pursuant to the requirements of Companies (Jersey) Law 1991, as amended, EY UK had confirmed to the Board that there were no circumstances connected with its resignation which it considered should be brought to the notice of shareholders or creditors of the Company.

The audit committee annually reviews the independent auditor’s independence, including reviewing all relationships between the independent auditors and us and any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and the independent auditor’s performance. A majority of the votes properly cast is required in order to appoint EY US as our independent auditor.

We expect that a representative of EY US will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from shareholders.

Audit Fees

The following table sets forth the total fees billed by EY Global for audit, audit-related, tax and all other services rendered for the year ended March 31, 2021 and the year ended March 31, 2020:

Fee Category	Year Ended March 31, 2021	Year Ended March 31, 2020
Audit Fees (1)	$2,056,820	$2,066,226
Audit-Related Fees (2)	5,000	1,000
Tax Fees (3)	210,000	83,000
Other Fees (4)	15,000	15,000

Total Fees	$2,286,820	$2,165,226

(1)

Audit Fees. Represents aggregate fees, and related expenses, for professional services provided in connection with the annual audit of our consolidated financial statements and our internal control over financial reporting, the review of our quarterly condensed consolidated financial statements, statutory audits, consultations on accounting matters directly related to the audit, consents and assistance with and review of documents filed with the SEC.

(2)

Audit-Related Fees. Represents aggregate fees for accounting consultations and other services, including financial and tax due diligence in the fiscal years ended March 31, 2021 and March 31, 2020, that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

(3)

Tax Fees: Represents aggregate fees for routine tax advice, transfer pricing planning and documentation, and business restructuring and integration tax consulting for the fiscal years ended March 31, 2021 and March 31, 2020.

(4)

Other Fees. Represents aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These fees consisted of an amount paid for the use of an online accounting research tool.

The audit committee pre-approved all services performed by EY Global for the fiscal years ended March 31, 2021 and 2020.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP IN THE UNITED STATES AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING MARCH 31, 2022.

THE BOARD ALSO RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.

Pre-Approval Policies for Non-Audit Services

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

The audit committee pre-approves all auditing services and the terms of non-audit services, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the audit committee has been delegated authority to approve audit and non-audit services. The chairman is required to report any approvals to the full committee at its next scheduled meeting.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Any proposed services exceeding pre-approved amounts will also require separate pre-approval by the audit committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the Board. None of the members of the audit committee is an officer or employee of the Company, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable Nasdaq rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Mr. Schwartz as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the Company’s consolidated financial statements for the year ended March 31, 2021, and met with management, as well as with representatives of EY US, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of EY US various matters, including those matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

The audit committee reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting. The audit committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In addition, the audit committee received the written disclosures and the letter from EY US required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with members of EY US its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2021 be included in its Annual Report on Form 10-K for the year ended March 31, 2021.

Audit Committee

Hagi Schwartz, Chairman

Christopher FitzGerald

Robert P. Schechter

Stephen M. Ward

RESOLUTION SIX

NON-BINDING, ADVISORY VOTE TO APPROVE RECEIPT OF THE ACCOUNTS AND THE INDEPENDENT AUDITOR’S REPORT ON THE ACCOUNTS

As a company organized under the laws of the Bailiwick of Jersey, for each financial year the directors must present audited accounts and an independent auditor’s report on the financial statements to shareholders at an annual general meeting. Those to be presented at the Annual Meeting are in respect of the year ended March 31, 2021 and will be delivered to the Jersey Companies Registry following the Annual Meeting. The Jersey statutory accounts are substantially similar to the financial statements included in our Annual Report, which was filed with the SEC on May 27, 2021 and distributed to our shareholders with this Proxy Statement. In accordance with our obligations under Jersey law, we will provide our shareholders at the Annual Meeting an opportunity to receive the annual report and ask any relevant and appropriate questions of the representative of EY US in attendance at the Annual Meeting. The full accounts, including the independent auditor’s report, of Mimecast will be available for inspection prior to and during the Annual Meeting. The vote on this resolution is an advisory vote only, and therefore, not binding on the Company or the Board. However, the Board will consider the voting results when making decisions regarding the future strategy and operations of the Company.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE RECEIPT OF THE REPORT OF THE INDEPENDENT AUDITOR AND THE ACCOUNTS FOR THE YEAR ENDED MARCH 31, 2021.

RESOLUTION SEVEN

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, at least once every three years, the compensation of our named executive officers as disclosed in our annual proxy statement in accordance with the compensation disclosure rules of the SEC. At the annual general meeting held in 2018, our shareholders voted for annual votes, and our Board has determined that an annual non-binding, advisory vote to approve the compensation of our named executive officers will allow our shareholders to provide timely and direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. Further, the Board believes that an annual vote is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. Accordingly, we currently provide an annual non-binding, advisory vote to approve the compensation of our named executive officers and it is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at our annual general meeting to be held in 2022.

As described in detail below under the heading “Executive Compensation — Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term financial, operational and strategic goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Shareholders are urged to read the “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Board and the compensation committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our executive compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board or the compensation committee. Although non-binding, the Board and the compensation committee value the opinions that shareholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our ordinary shares as of June 30, 2021, for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our ordinary shares;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them.

The table lists applicable percentage ownership based on 65,661,585 ordinary shares outstanding as of June 30, 2021, unless indicated otherwise. Options to purchase ordinary shares that are exercisable, and ordinary shares that may be acquired upon the vesting of RSUs, in each case, within 60 days of June 30, 2021, are deemed to be beneficially owned by the persons holding these options or RSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o Mimecast Limited, 1 Finsbury Avenue, London EC2M 2PF, United Kingdom.

Name of beneficial owner	Ordinary Shares Beneficially Owned
	Number	Percentage
5% shareholders:
BlackRock, Inc. 55 East 52nd Street New York, NY 10055 (1)	4,591,760	7.0%

Named executive officers and directors:
Aron Ain	17,410	*
Peter Bauer (2)	3,659,116	5.5%
Rafeal E. Brown (3)	150,175	*
Dino DiMarino (4)	79,087	*
Alpna J. Doshi	1,535	*
Christopher FitzGerald (5)	81,972	*
Neil Murray	870,595	1.3%
Helene Auriol Potier	—	—
Shahriar Rafimayeri	—
Robert P. Schechter	7,972	*
Hagi Schwartz (6)	33,015	*
John J. Walsh, Jr. (7)	116,384	*
Stephen M. Ward	15,235	*

All executive officers (including Mr. Walsh) and directors as a group (19 persons) (8)	5,295,270	8.0%

(*)	Represents beneficial ownership of less than 1%.
(1)

Based solely upon a Schedule 13G filed with the SEC on February 2, 2021 by BlackRock, Inc., on behalf of itself, BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock

Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co. Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Ltd., BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd. BlackRock, Inc. reported that it has sole voting power with respect to 4,516,357 ordinary shares, sole dispositive power with respect to 4,591,760 ordinary shares, and no shared voting or shared dispositive power.
(2)

Consists of (i) 1,351,876 ordinary shares held by the Declaration of Trust of Peter Bauer, (ii) 361,619 ordinary shares issuable upon the exercise of share options exercisable within 60 days of June 30, 2021, (iii) 1,936,077 ordinary shares held by Rock Trustees Limited as Trustees of the Butterworth Trust, of which Mr. Bauer is a beneficiary (as trustee of the Butterworth Trust, Rock Trustees Limited exercises dispositive power over the ordinary shares held by the Butterworth Trust), and (iv) 9,544 ordinary shares held by The Bauer Irrevocable Trust – 2020. The ordinary shares held by The Bauer Irrevocable Trust – 2020 are held for the benefit of Mr. Bauer’s children and he disclaims beneficial ownership of the ordinary shares held by The Bauer Irrevocable Trust – 2020 as he does not have voting or dispositive power with respect to the ordinary shares held by The Bauer Irrevocable Trust – 2020.

(3)	Consists of (i) 23,770 ordinary shares held directly by Mr. Brown, and (ii) 126,405 ordinary shares issuable upon the exercise of share options exercisable within 60 days of June 30, 2021.
(4)	Consists of (i) 12,656 ordinary shares held directly by Mr. DiMarino, and (ii) 66,431 ordinary shares issuable upon the exercise of share options exercisable within 60 days of June 30, 2021.
(5)

Consists of (i) 26,972 ordinary shares held directly by Mr. FitzGerald, and (ii) 55,000 ordinary shares held by Mr. FitzGerald’s spouse. Mr. FitzGerald disclaims beneficial ownership of the ordinary shares held by his spouse.

(6)

Consists of (i) 6,956 ordinary shares held directly by Mr. Schwartz, and (ii) 26,059 ordinary shares held by the Schwartz Family Trust. Mr. Schwartz is a beneficiary and the sole trustee of the Schwartz Family Trust.

(7)

Mr. Walsh’s service as an executive officer of the Company ended on May 31, 2021. Consists of (i) 2,007 ordinary shares held directly by Mr. Walsh, and (ii) 114,377 ordinary shares issuable upon the exercise of share options exercisable within 60 days of June 30, 2021.

(8)	See footnotes 2 through 7 above. Includes 918,530 ordinary shares issuable upon the exercise of share options exercisable within 60 days after June 30, 2021.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program for the fiscal year ended March 31, 2021 (“FY 2021” or “fiscal 2021”), as it relates to the following “named executive officers” (“NEOs”):

Name	Title
Peter Bauer	Chairman and Chief Executive Officer (“CEO”)
Rafeal E. Brown	Chief Financial Officer
Shahriar Rafimayeri (1)	Chief Information Officer
Dino DiMarino	Chief Revenue Officer
John J. Walsh, Jr. (2)	Senior Vice President, Engineering

(1)	Mr. Rafimayeri joined the Company on September 1, 2020.
(2)	Mr. Walsh’s service as an executive officer of the Company ended on May 31, 2021. He remains employed in a non-executive capacity to assist in the transition of his role.

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

To sustain our growth, we must continue to employ and motivate a highly-talented executive team. Our compensation committee believes that executive compensation should be linked to the Company’s overall financial performance, strategic success and shareholder returns, and the contribution of its executives to that performance and success. As such, our executive compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that supports achievement of our mission of increasing shareholder value while ensuring that these programs do not encourage excessive risks that threaten the value of the Company. We believe our executive compensation program as developed and implemented, and as presented in this CD&A, achieves these objectives.

Business Overview

Mimecast is a leading global provider of next generation cloud security and risk management services for email and corporate information. Our integrated suite of proprietary cloud services protects customers of all sizes from the significant business and data security risks they are exposed to through their email and other corporate systems. Our Email Security 3.0 and Cyber Resilience Extension offerings are designed to protect customers from today’s rapidly changing security environment.

The threat landscape and the resulting opportunity for disruption have evolved significantly over the last several years. Organizations of all sizes are increasingly dependent on digital technology and corporate systems that often extend beyond the perimeter of their organization. These systems typically do not operate in a stand-alone environment but instead are connected with and rely upon other systems, many of which are outside the organization’s control. Finally, an everchanging and increasingly complex regulatory environment places significant compliance burdens on organizations and subjects them to harsh penalties in the event of failure. These evolving trends, dependencies, interdependencies and regulatory burdens, have increased the potential impact of disruption caused by perennial risks, such as malicious action, human error and technological failure.

We developed our proprietary cloud architecture to offer customers a comprehensive cyber resilience strategy. Our Email Security 3.0 strategy addresses threats in three distinct zones: at the email perimeter (Zone 1); inside the network and the organization (Zone 2); and beyond the perimeter (Zone 3). Additionally, our Cyber Resilience Extensions expand resilience to other critical elements of an organization’s digital infrastructure.

We serve approximately 39,900 customers and protect millions of their employees around the world. Our service scales effectively to meet the needs of customers of all sizes. We sell our services through direct sales efforts and through our channel partners. Our sales model is designed to meet the needs of organizations of all sizes across a wide range of industries and in over 100 countries. We have approximately 1,760 employees located in offices in the United Kingdom, the United States, South Africa, Australia, Germany, Canada, the Netherlands, United Arab Emirates, and Israel.

We are proud of the work we have done in fiscal 2021 to protect our customers from the ever-changing cyber threats they face. While delivering this protection and security for our customers, we have also delivered financially, with solid revenue growth and margin expansion. Fiscal 2021, however, presented unique challenges that required a focused and determined response from the entire Mimecast team, including by our executive officers. These challenges included our continuing response to the global COVID-19 pandemic and our security incident, which we publicly disclosed in January 2021.

Actions taken with Respect to the Global COVID-19 Pandemic

During the last month of fiscal 2020 and in fiscal 2021, we undertook a number of actions as a result of the global COVID-19 pandemic. Our actions included, among others: (i) a decision to close all of our global offices, including our global headquarters in London, United Kingdom, and the resulting shift to a virtual work environment where all of our employees work remotely; (ii) a decision to limit and then ultimately ban all non-essential travel, including international travel; (iii) a decision to cancel or shift to virtual-only certain customer, industry and employee events; and (iv) the establishment of an employee support fund, funded in part by executive and employee donations, to offset the impact of the pandemic on our more vulnerable employees. The expected duration of these actions is uncertain, although we have been able to relax some of the restrictions described above. Our global offices began to reopen on a limited basis in June 2021, but we expect that the transition back to normal operations will take several months.

In addition, we took two other significant steps:

Our CEO, Peter Bauer, voluntarily agreed to temporarily forfeit (i) his base salary for the period from May 1, 2020 until September 30, 2020, except for amounts necessary to cover his required contributions to his employment benefits and related payroll taxes, and (ii) any incentive bonus that would have been payable to him for the first and second quarters of fiscal 2021 under the Company’s executive incentive plan for fiscal 2021. This forfeiture represented approximately $155,000 in aggregate base salary and approximately $185,000 in aggregate incentive payments, assuming incentive payments would have been paid at target levels. In addition, Mr. Bauer agreed to waive any rights he has to terminate his employment for good reason (as defined in his employment agreement) under his employment agreement resulting from the forfeiture described above. The funds from Mr. Bauer’s voluntary forfeiture of cash compensation were used: (i) to increase charitable funding to global organizations approved in accordance with our Corporate Social Responsibility program, and (ii) to support new initiatives and programs established for our employees and the broader communities in which they live and work, which were specifically impacted by the global COVID-19 pandemic.

Additionally, in the third quarter of fiscal 2021, in response to the adverse effect the COVID-19 pandemic was having on our business results, our compensation committee determined to reset our incentive plan targets for the fiscal year. In determining this course of action, the compensation committee deemed it necessary to incentivize our executive team to execute on essential near-term business strategies given the current operating environment. At the same time, given the revised incentive targets, the compensation committee felt it was also appropriate to cap full-year payouts at 90% of target levels for each executive.

Security Incident

In January 2021, we became aware of a security incident later determined to be conducted by the same sophisticated threat actor responsible for the SolarWinds supply chain attack. We immediately launched an internal forensic investigation. Our investigation was supported by leading third-party forensics and cyber incident response experts at Mandiant, a division of FireEye, Inc., and in coordination with law enforcement to aid their investigation into this threat actor. During our investigation, we learned that the threat actor used the SolarWinds supply chain compromise to gain access to part of our production grid environment. Using this entry point, the threat actor accessed certain Mimecast-issued certificates and related customer server connection information. The threat actor also accessed a subset of email addresses and other contact information, as well as encrypted and/or hashed and salted credentials. In addition, the threat actor accessed and downloaded a limited number of our source code repositories, but we found no evidence of any modifications to our source code nor do we believe there was any impact on our products. As the investigation progressed, we issued a series of advisories to affected customers, including recommended precautionary steps to mitigate risk and, in some cases, to address regulatory requirements. Our forensic investigation was completed in March 2021 and we have eliminated the threat actor’s access to our environment. We have taken a number of actions to prevent future access to our environment and we will continue to monitor for threats and take precautionary steps as needed. We are subject to additional risks and uncertainties as a result of these events. While our forensic investigation is complete, there can be no assurance that we will be able to detect the existence or extent of the attacks on us or our customers or that our isolation and remediation efforts will be effective.

Performance and Operating Highlights

Fiscal 2021 was successful by many performance measures, as our Company achieved strong financial results, including revenue growth and margin expansion, while also reaching several strategic milestones. Highlights included:

•	Revenue: Revenue for fiscal 2021 was $501.4 million, an increase of 17% compared to revenue of $427.0 million in fiscal 2020.

•	Customers: Added 1,900 net new customers in fiscal 2021.

•	Net Revenue Retention Rate: Net revenue retention rate was 104% for fiscal 2021.

•	Gross Profit Percentage: Gross profit percentage was 75.7% in fiscal 2021, compared to 74.4% in fiscal 2020.

•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 77.5% in fiscal 2021, compared to 75.9% in fiscal 2020.

•

Net Income (Loss): Net income was $29.7 million, or $0.45 per diluted share, based on 65.6 million diluted shares outstanding, compared to net loss of $2.2 million, or $(0.04) per diluted share, based on 62.0 million diluted shares outstanding in fiscal 2020.

•

Non-GAAP Net Income: Non-GAAP net income was $75.0 million, or $1.14 per diluted share, based on 65.6 million diluted shares outstanding, compared to non-GAAP net income of $31.9 million or $0.50 per diluted share, based on 64.0 million diluted shares outstanding in fiscal 2020.

•	Adjusted EBITDA: Adjusted EBITDA was $127.2 million, representing an Adjusted EBITDA margin of 25.4%, up from 18.3% in fiscal 2020.

•	Operating Cash Flow: Operating cash flow was $127.0 million for fiscal 2021, compared to $90.5 million for fiscal 2020.

•	Free Cash Flow: Free cash flow was $88.4 million for 2021, compared to $37.3 million for fiscal 2020.

•

New Market Opportunities: Commenced commercial operation of a Mimecast Data Center Pair in Canada and achieved Federal Risk and Authorization Management Program (“FedRAMP”) ‘Ready’ status, a precursor to becoming FedRAMP fully authorized.

•

Acquisition: Acquired eTorch, Inc. (“MessageControl”). MessageControl is a ‘human-layer’ email and messaging security company that provides advanced impersonation protection with solutions designed to stop social engineering attacks using artificial intelligence, machine learning, and identity graph technology.

•	Commitment to Employees: Awarded as 2021 Top Workplace in USA with additional recognition for technology industry leadership and innovation.

•

Board of Directors: We welcomed Helene Auriol Potier to the Board in January 2021. Ms. Auriol Potier is a highly experienced technology executive and public company board member who brings to the Board and our Company significant global technology and software industry expertise.

•

Executive Leadership: We strengthened the executive leadership team with the appointment of Shahriar Rafimayeri as Chief Information Officer and Michael Paisley as Chief Security and Resilience Officer.

Due in large part to these results and the resilience of our employees throughout the global COVID-19 pandemic, our share price rose nearly 14% in fiscal 2021. Our strong short-term operational and financial performance, however, is also backed up by our strong long-term performance. For example, over the past three fiscal years, our total shareholder return (“TSR”) has grown over 13%, our revenue has increased nearly 91%, and our Adjusted EBITDA has increased 393%.

The following chart compares the three-year total compensation of our CEO (as set forth in the “2021 Summary Compensation Table” below), the three-year median CEO compensation of our peer group (as identified below), and our three-year indexed TSR.

A reconciliation of the non-GAAP financial measures included above to their most directly comparable GAAP measures and an explanation of how we calculate and use these measures can be found in Appendix A to this Proxy Statement.

Compensation Governance Highlights

The compensation committee regularly reviews best practices in executive compensation and uses the guidelines below to design our compensation programs.

WE DO:		WE DO NOT:

✓	Pay for Performance. We align our executive compensation with shareholder returns by providing a significant portion of our named executive officers’ compensation in the form of awards tied to our short-term and long-term performance.	X	No Hedging of Company Ordinary Shares. We do not permit hedging of our ordinary shares.

✓	Caps on Individual Incentive Awards. We include caps on individual payouts in our executive cash incentive bonus plan.	X	No Tax Gross-Ups. We do not provide any tax gross-ups to our executive officers.

✓	Compensation Risk Assessments. Our compensation committee annually reviews external market considerations, as well as internal considerations and the long-term interests of our shareholders, when making compensation decisions to ensure that excessively risky behaviors are not incentivized.	X	No Excessive Perquisites. We do not provide any perquisites to our executive officers other than those generally available to our employees.

✓	Double-Trigger Condition for Payment of Severance for Named Executive Officers. The employment agreements or offer letters with our senior executive officers or our executive severance plan provide for satisfaction of “double trigger” conditions for payment of any cash severance amounts following a change in control.	X	No Excessive Executive Severance. We do not provide excessive executive severance benefits.

✓	Entirely Independent Compensation Committee. We have a compensation committee comprised entirely of independent directors.	X	No Repricing of Share Options. We do not permit repricing of share options granted by the Company without prior shareholder approval.

✓	Independent Compensation Consultant. Our compensation committee retains an independent compensation consultant to advise it.	X	No Supplemental Retirement Plans. We do not have any defined benefit pension programs or other supplemental executive retirement plans.

✓	Annual Say-on-Pay Vote. We currently provide an annual non-binding advisory vote to approve the compensation of our named executive officers. This is consistent with the recommendation made by our Board to our shareholders at the 2018 annual general meeting and the preference expressed by the vote of our shareholders at that meeting

✓	Clawback Policy. We adopted a clawback policy for executive cash and performance-based equity incentive awards that applies to awards granted on or after April 1, 2020.

Say-on-Pay Results

We pay careful attention to any feedback we receive from our shareholders about our executive compensation program. Our compensation committee and Board value the opinions of our shareholders and seriously consider the voting results when making future executive compensation decisions. At our 2020 annual general meeting, 92% of the votes were cast in favor of the advisory vote to approve executive compensation, commonly known as “say-on-pay.” The compensation committee believes its compensation practices are properly aligned with the interests of shareholders, and that the high level of shareholder support of our fiscal 2020 say-on-pay proposal indicates strong shareholder support of our compensation practices and philosophy. The compensation committee intends to continue to focus on aligning our executive compensation programs with the interests of our shareholders and current market practice, including a continued emphasis on pay for performance. We currently hold a say-on-pay vote on an annual basis, and intend to continue to hold such votes annually until at least our next shareholder advisory vote on the frequency of future advisory votes to approve our executive compensation, which will occur no later than our 2024 annual general meeting.

Pay Program Overview

We believe that the design and structure of the elements of our pay program, and in particular our incentive plans, support our business strategy and organizational objectives while successfully aligning executive focus and interests with those of shareholders. Our compensation programs are designed to attract, motivate and retain qualified and talented executives, incentivizing them to achieve our business goals and rewarding them for superior short- and long-term performance. All pay elements, and the safeguards and governance features of the program, have been carefully chosen and implemented to align with our pay philosophy and objectives.

In doing so, we have selected the following framework to achieve these objectives:

Base Salary

Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries are fixed pay set with consideration for responsibilities, market data and individual contribution.

Annual Cash Incentive Compensation

The executive cash incentive bonus plan is intended to motivate and reward our executives for the achievement of certain strategic goals of the Company.

In FY 2021, our annual incentives were based on two corporate performance metrics:

•  Net New Annual Recurring Revenue (75%)

•  Non-GAAP Operating Income (25%).

Long-Term Equity Incentives

Long-term equity awards incentivize executives to deliver long-term shareholder value, aligning their interests with those of our shareholders, while also providing a retention vehicle for our top executive talent.

In FY 2021, equity awards were delivered as:

•  Share options

•  RSUs

FY 2021 Target Pay Mix

Consistent with our philosophy of aligning executive pay with the short- and long-term performance of the Company, and to align the interests of management and shareholders, the Company’s compensation programs are designed to provide a significant portion of executive compensation in the form of variable, at-risk, incentive pay as shown in the graphics below:

Recent Changes to Our Executive Compensation Program

To strengthen the alignment of the compensation program with the evolving strategic objectives of our Company, the compensation committee adopted several notable changes to the executive compensation program in the past fiscal year and since the end of our 2021 fiscal year. These changes include:

•

Revised Metrics in Annual Cash Incentive Plan. For fiscal 2021, the compensation committee determined to revise the financial metrics used in the annual cash incentive plan, while still maintaining the historical focus on revenue growth and profitability. The two revised metrics are Net New Annual Recurring Revenue (75% weighting) and Non-GAAP Operating Income (25% weighting). The compensation committee believes that Net New Annual Recurring Revenue reflects important growth goals that are directly aligned with our long-term operating strategy, while Non-GAAP Operating Income importantly reflects our profit realized from business operations without taxes and other one-off items. Additionally, the compensation committee chose these metrics because both are beneficial to our shareholders, reflecting the strength of our business. For more information, see “Executive Compensation Program Elements—FY 2021 Executive Cash Incentive Bonus Plan” below.

•

Revised Allocation in Our Long-Term Equity Mix. Historically, we have granted long-term incentive awards in the form of share options to purchase our ordinary shares and RSUs. Beginning in fiscal 2020, and continuing in fiscal 2021, the compensation committee changed the weightings of these two award forms to deliver 50% of the value of the awards in the form of share options and the other 50% in the form of RSU for NEOs with the exception of the CEO who receives his entire equity grant in the form of share options. Previously, the value of these incentive awards was weighted 75% in the form of share options and 25% in the form of RSUs. The compensation committee believes this equity mix creates greater alignment with long-term performance, moves our equity incentive structure closer to current peer group programs and facilitates executive retention.

•

Adoption of a Clawback Policy. Effective for incentive awards granted in April 2020 and thereafter, the compensation committee adopted a clawback policy that provides for the recoupment of performance-based cash and equity awards in event of intentional misconduct leading to a financial restatement. This policy applies to all executive officers subject to the reporting requirements of Section 16 of the Exchange Act and all other direct reports to the CEO.

•

Reduction in our CEO’s annual cash compensation for fiscal year 2022. Mr. Bauer’s annual base salary was reduced to $31,200 and he will not be eligible to participate in the incentive compensation plan for our fiscal year beginning April 1, 2021 (fiscal year 2022). The reduction in annual cash compensation was requested by Mr. Bauer and subsequently approved by the compensation committee. Additionally, on April 1, 2021, Mr. Bauer was granted a share option to purchase 319,229 ordinary shares, which vests over a four-year period with 25% vesting on the first anniversary of the grant date and the remainder vesting quarterly thereafter.

Executive Compensation Philosophy and Objectives

The key objectives of our executive compensation program are:

•	to attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead, manage and grow our business;

•	to achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable financial performance objectives; and

•

to align the interests of our executive officers and our shareholders through short-term and long-term incentive compensation programs. For our executive officers, these short-term and long-term incentives are designed to accomplish these objectives by providing a significant correlation between our results of operations and their actual total compensation.

We carefully construct pay packages to appropriately balance fixed and variable elements to achieve our objectives.

Compensation Determination Process

Our Board, the compensation committee, our CEO and our Chief Human Resources Officer are all involved in our executive compensation decision-making process. The compensation committee considers a broad range of quantitative and qualitative factors to assess the overall performance of our Company and its executives, including advice from the compensation committee’s independent compensation consultant, data and input from the Chief Human Resources Officer on individual performance, market data, succession planning and retention considerations, and input from our CEO (with respect to the compensation of all executive officers other than himself). After consulting with the independent compensation consultant and the CEO and taking into consideration information provided by the Chief Human Resources Officer, the compensation committee determines the compensation of all executive officers of the Company other than the CEO. The compensation committee is also responsible for approving the CEO’s compensation and the CEO does not participate in the committee’s deliberations and decisions regarding his own compensation. The CEO’s compensation is then ratified by the full Board as required under Jersey law.

When setting executive compensation, our compensation committee considers, among other things, our overall Company performance, individual performance of the named executive officer, recommendations made by the CEO with respect to the other executive officers, and compensation paid to executive officers in our peer group.

Roles, Responsibilities and Process

Our compensation committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. Our compensation committee operates under a written charter adopted by our Board, which provides that the compensation committee has overall responsibility for:

•	periodically reviewing and assessing our processes and procedures for the consideration and determination of executive compensation;

•	reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans; and

•	determining the type and level of compensation of our CEO and our other executive officers.

In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our shareholders, and our ability to attract and retain qualified and committed individuals. In determining the appropriate compensation levels for our CEO, the compensation committee meets outside the presence of all our executive officers. With respect to the compensation levels of all other executive officers, the compensation committee meets outside the presence of all executive officers except our CEO. Our CEO and Chief Human Resources Officer annually review the performance of each of the other executive officers with the compensation committee. The compensation committee believes that it has established an executive compensation program that is appropriate for our Company, with consideration given to our current growth stage, industry practices, and investor sentiment. Our executive compensation program will continue to evolve as our Company matures and as corporate governance and executive compensation best practices change over time.

Independent Compensation Consultant

The compensation committee has retained the services of Radford, part of the Rewards Solutions practice at Aon plc, as independent executive compensation consultant, to advise the compensation committee on compensation matters related to the executive officer and director compensation programs. In fiscal 2021, Radford assisted the compensation committee with, among other things:

•	executive and director market pay analysis;

•	reviewing and making changes to the compensation peer group; and

•	developing and refining of executive and director pay programs.

Radford reported to the compensation committee and had direct access to the chairman and the other members of the compensation committee. Beyond advice related to the executive and director compensation programs, Radford did not provide other services to the Company in fiscal 2021.

The compensation committee determined that Radford’s work for the compensation committee did not raise any conflicts of interest. Radford’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC and Nasdaq.

Use of Peer Group Data

The compensation committee and management have worked with Radford to identify and select a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. Peer companies were selected based on the following criteria:

•	industry classification;

•	headcount;

•	revenue; and

•	market capitalization.

For FY 2021, the Company’s peer group, as approved by the compensation committee, consisted of the following 21 companies:

Benefitfocus.com, Inc.	HubSpot, Inc.	Q2 Holdings, Inc.
Box, Inc.	Instructure, Inc.	Qualys, Inc.
Carbonite, Inc.	LogMeIn, Inc.	Rapid7, Inc.
CyberArk Software Ltd.	New Relic, Inc.	RingCentral, Inc.
FireEye, Inc.	Okta, Inc.	Varonis Systems, Inc.
Five9, Inc.	Paylocity Holding Corp.	Zendesk, Inc.
Forescout Technologies, Inc.	Proofpoint, Inc.	Zscaler, Inc.

The compensation committee does not directly tie any pay elements to particular benchmarks within the peer group. Instead, the peer data is used as a market-check analysis and is just one factor considered in the annual compensation approval process. Other important considerations include employee knowledge, skills and experience; individual performance; internal pay equity; scope of responsibilities; and any retention concerns.

Executive Compensation Program Elements

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentive compensation; and

•	long-term equity incentives.

The compensation committee takes a comprehensive view of all compensation components, which allows us also to make compensation determinations that reflect the principles of our compensation philosophy. We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy.

Base Salary

We provide base salary to our named executive officers to compensate them for services rendered on a day-to-day basis. Base salary also provides guaranteed cash compensation to secure the services of our executive talent. We believe that providing a competitive base salary relative to the companies with which we compete for executive talent is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward our executive officers for their overall performance.

Our compensation committee reviews and adjusts the base salaries of the named executive officers on an annual basis, taking the following into consideration:

•	the scope of the executive officer’s role and responsibilities;

•	current competitive practices of peer group companies;

•	individual performance and achievements;

•	current compensation;

•	future expected impact on strategic business objectives; and

•	recommendations from the CEO for executives who report to him.

The table below shows the annual base salaries for our named executive officers for fiscal 2020, compared to base salaries effective as of October 1, 2020, for fiscal 2021:

Name	FY 2020 Base Salary	FY 2021 Base Salary (1)	Percentage Increase
Peter Bauer (2)	$370,000	$370,000	0%
Rafeal E. Brown	$375,000	$384,400	2.5%
Shahriar Rafimayeri (3)	—	$350,000	n/a
Dino DiMarino	$345,000	$369,200	7.0%
John J. Walsh, Jr.	$364,000	$373,100	2.5%

(1)

Historically, the compensation committee adjusts the base salaries of executive officers effective April 1st, however, in fiscal 2021 the compensation committee determined to delay salary adjustments until October 1, 2020 given the uncertainties associated with the global COVID-19 pandemic.

(2)

In response to the global COVID-19 pandemic, Mr. Bauer voluntarily agreed to forfeit (i) his base salary for the period from May 1, 2020 until September 30, 2020, except for amounts necessary to cover his required contributions to his employment benefits and related payroll taxes, and (ii) any incentive bonus that would have been payable to him for the first and second quarters of fiscal 2021 under the FY 2021 Incentive Plan (as defined below). The table reflects his base salary before this voluntary forfeiture.

(3)	Mr. Rafimayeri joined the Company on September 1, 2020.

FY 2021 Executive Cash Incentive Bonus Plan

We provide our executive officers, including the named executive officers, with the opportunity to earn quarterly cash incentives in order to compensate them for the achievement of corporate performance targets. The corporate performance targets are designed to conform to annual financial metrics contained in the budget developed by our management and reviewed and approved by the Board. The target amounts payable under the executive cash incentive bonus plan for fiscal 2021 (the “FY 2021 Incentive Plan”) are calculated as a percentage of the applicable executive’s base salary.

The compensation committee approves the corporate performance targets and the formula for determining potential bonus amounts based on achievement of those targets. The compensation committee works with the CEO, the Chief Financial Officer and the Chief Human Resources Officer to identify corporate performance targets generally based on the Board-approved budget. The corporate performance targets typically represent stretch goals that are generally designed to be difficult to fully achieve. The compensation committee believes that establishing targets in this way incents executives to overachieve. As a result, the compensation committee generally does not expect that all of the targets will be fully achieved in all periods. As such, executive bonuses can be highly variable from year to year and are not guaranteed.

We strongly believe that cash incentives based on corporate performance serve to align the interests of our executives with the interests of our shareholders because they focus executive attention on important metrics aligned with our long-term strategic goals aimed to drive the growth of long-term, sustainable shareholder value. Bonus payments under the FY 2021 Incentive Plan were initially capped at 150% of target and the cap was later adjusted to 90% of target when the performance metrics were adjusted to reflect the impact of the COVID-19 pandemic, as further described below.

FY 2021 Payout Opportunities and Earned Awards

The table below shows the annual target award under the FY 2021 Incentive Plan as a percentage of each named executive officer’s annual base salary and the total of all quarterly cash bonus payments made to our named executive officers for performance in fiscal 2021. Quarterly performance is reviewed, and the corresponding payments are approved by the compensation committee and made following the end of each fiscal quarter. The

Board also approves the payments to the CEO. The details regarding the determination of these cash bonus awards are discussed below.

		Target Incentive Opportunity
Name	FY 2021 Base Salary(1)	(as a % of base salary)	(in Dollars)	Actual Earned FY 2021 Incentive(2)
Peter Bauer (3)	$370,000	100%	$370,000	$166,500
Rafeal E. Brown	$384,400	60%	$230,640	$205,038
Shahriar Rafimayeri (4)	$350,000	60%	$210,000	$122,500
Dino DiMarino	$369,200	90%	$332,280	$289,251
John J. Walsh, Jr.	$373,100	50%	$186,550	$165,848

(1)	The table reflects annual base salaries.
(2)

Total does not reflect the voluntary forfeiture of $5,000 in incentive compensation by each of Messrs. Brown, DiMarino and Walsh, which was used to finance a payment to the Mimecaster Resilience Fund in the second quarter of fiscal 2021.

(3)

Mr. Bauer voluntarily forfeited his base salary and incentive compensation in the first and second quarters of fiscal 2021. His target incentive opportunity is based on his annualized base salary and not the base salary he actually received in fiscal 2021.

(4)	Mr. Rafimayeri joined the Company on September 1, 2020. His actual target incentive opportunity is based on his pro-rated base salary for the year.

FY 2021 Performance Metrics, Goals and Actual Performance

Our FY 2021 Incentive Plan bonus was based on two corporate performance metrics:

(1)	Net New Annual Recurring Revenue (“NNARR”) (weighted 75%); and

(2)	Non-GAAP Operating Income (“NGOI”) (weighted 25%).

In fiscal year 2020, the performance metrics utilized in the executive incentive plan were revenue (weighted 80%) and Adjusted EBITDA (weighted 20%). For fiscal year 2021, the compensation committee determined to revise the performance metrics to use NNARR and NGOI. Similar to the previous performance metrics, the new metrics continue to reflect the importance of revenue growth and expanding profitability to the Company’s long-term operating strategy. The compensation committee chose NNARR because the committee believes that NNARR reflects a more current view of the Company’s financial performance as NNARR drives future revenue growth. Revenue continues to be a key performance metric, but given how revenue is recognized under generally accepted accounting principles in the United States (“GAAP”), it generally reflects the historical performance of the Company’s operations, particularly sales efficiency and our ability to retain customers. The compensation committee chose NGOI because unlike Adjusted EBITDA, which excludes depreciation and amortization, NGOI does not. Depreciation and amortization are important elements of the Company’s business as they relate primarily to the efficiency of our hosting operations. NGOI is also the profitability metric used by many of our peer companies in establishing performance metrics for their executives. Most importantly, the compensation committee chose these two metrics because both reflect the strength of our overall business, which in turn is beneficial to our shareholders. The compensation committee also made two additional changes to the structure of the FY 2021 Incentive Plan. First, they elected to increase slightly the weighting allocated to the profitability metric to reflect the Company’s continued focus on profitability. Second, they determined to cap incentive payments at 150% of target versus 200% under the prior executive incentive plan.

For purposes of the FY 2021 Incentive Plan, NNARR is defined as the annual value of all new and upsell recuring revenue contracts generated during the measurement period minus the annual value of customer downsell or churn during the measurement period. NNARR is then adjusted to eliminate the effect of changes in foreign currency exchange rates to better reflect the actual performance of our Company and the direct efforts of our executive officers. The compensation committee believes that the effect of actual foreign exchange rate movements should not have a positive or negative impact on executive incentive compensation, as they are outside the control of our management. NGOI is a non-GAAP financial measure that we define as GAAP income from operations excluding the following: share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; and litigation-related expenses. Similar to NNARR, NGOI is revised to account for the effects of changes in foreign currency exchange rates.

At the beginning of fiscal 2021, there was great uncertainty as to potential effect of the global COVID-19 pandemic on our business and our industry. The compensation committee established what it believed to be challenging yet achievable target goals for each metric. For NNARR, executives could earn 75% of their target award for achieving threshold performance, and a maximum of 150% of their target award for maximum performance. Similarly, for NGOI, executives could earn between 50% and 150% of their target awards. The chart below reflects the payout scale for bonuses based on various levels of achievement.

NNARR		NGOI
Achievement to Target	Payout	Achievement to Target	Payout
125%	150%	115%	150%
115%	130%	105%	116.7%
105%	110%	100%	100%
100%	100%	95%	83.3%
95%	95%	85%	50%
85%	85%
75%	75%

Payouts for overachievement are leveraged to create incentives for executives to perform at superior levels, with greater leverage for NGOI because there is less volatility in that financial metric. Payouts are determined using linear interpolation between the percentages stated above. Because the FY 2021 Incentive Plan is based on annual targets, quarterly payments are capped at 100% of target, with any overachievement earned to be reconciled at the end of the fiscal year based on actual annual achievement.

As with many companies, the impact of the global COVID-19 pandemic on our operations and financial performance was significant. By the middle of fiscal 2021, it was apparent that our targeted goals under the FY 2021 Incentive Plan were misaligned with our new operating reality. As a result, management presented a revised fiscal year 2021 operating plan to the Board that reflected the estimated impact of the COVID-19 pandemic on the Company’s operations and financial results. In turn, the compensation committee determined that the incentive targets under the FY 2021 Incentive Plan should be adjusted to align with the revised fiscal 2021 operating plan to continue to incentivize our employees, including our executives, as well as to properly reflect our current operating environment. As such, the compensation committee took the following actions:

•	Reset fiscal year 2021 NNARR target, lowering it to $72.5 million from $96.7 million (reflecting slower sales and higher customer downsell and churn).

•	Reset fiscal year 2021 NGOI target, raising it to $73.7 million from $66.5 million (reflecting lower planned operating expenses, particularly travel expenses).

•

Capped full year, maximum bonus opportunity for our executives at 90% of target (reflecting the compensation committee’s view that the Company should not pay at or above target based on an as-adjusted operating plan). However, the compensation committee determined that Mr. Rafimayeri was not subject to this cap because he commenced his employment in September 2020, just prior to the time the revised operating plan was implemented.

The following chart sets forth for each performance metric under the FY 2021 Incentive Plan, on a quarterly and annual basis, the target and the achievement percentage.

	NNARR				NGOI (1)
	FY 2021 Q1	FY 2021 Q2	FY 2021 Q3	FY 2021 Q4	FY 2021 Full Year	FY 2021 Q1	FY 2021 Q2	FY 2021 Q3	FY 2021 Q4	FY 2021 Full Year
Original Target ($M) (2)	15.0	19.2	27.9	34.6	96.7	16.8	20.4	14.0	15.3	66.5
Revised Target ($M) (2)			16.0	22.3	72.5			20.5	16.0	73.7
Percentage Achievement	89%	69%	113%	94%	91%	106%	123%	122%	126%	119%

(1)	For a reconciliation of reported financial results for NGOI to the achievement levels used for executive compensation purposes, please see Appendix B.
(2)

For NNARR, results are restated using our fiscal 2021 budgeted foreign currency exchange rates as of March 31, 2020. For NGOI, results are restated using foreign currency exchange rates as of September 30, 2020, which is the time at which the targets were reset by the compensation committee.

Equity-Based Incentive Plan

Long-term incentive compensation in the form of equity awards is an integral part of our overall executive compensation program. Providing our executive officers with the opportunity to realize value through share ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term share price performance and align our executive officers’ interests with those of our shareholders. In addition, the vesting features of our equity awards contribute to executive retention.

To determine the size of annual equity grants, our compensation committee generally considers prior executive performance, role and responsibility, the executive’s ability to influence the Company’s long-term growth and business performance, prior equity grants, and retention value, among other factors. Additionally, the compensation committee takes into consideration equity grants at approximately the 50th percentile of our peer group.

Our compensation committee believes that share options are inherently performance-based, requiring share price appreciation before there is any value earned, while remaining a simple and transparent incentive vehicle. Our compensation committee believes that RSUs are an appropriate equity vehicle as well, as RSUs add a strong retention element to the overall compensation mix, particularly during periods of share price volatility, and they limit dilution. Similar to previous years, our compensation committee determined in fiscal 2021 that annual equity grants should include a mix of share options and RSUs.

The compensation committee aligns the grant date for annual executive equity awards with the grant date for other eligible employees receiving annual equity awards, which is typically April 1st. Executive officers who were hired during fiscal 2021 received equity awards in connection with their hire, which grants were made on the first day of the month following their date of hire in accordance with our equity grant policy as adopted by the compensation committee.

Beginning with the executive annual equity awards granted in fiscal 2020, and continuing with awards granted in fiscal 2021, the compensation committee has equally distributed the target value of annual equity awards for all named executive officers other than the CEO (whose annual equity award was entirely in the form of share options) between share options and RSUs. The allocation between share options and RSUs based on value was as follows: 50% of the value relates to share options and 50% of the value relates to RSUs. Value for this purpose is based on the grant date fair value attributed to the grants under GAAP. For the share options, 25% of the award vests on the first anniversary of the grant date, while the remaining 75% of the award vests in equal quarterly installments over the next three years. The RSUs vest in equal annual installments over four years from the grant date.

The Company generally makes equity incentive awards to NEOs (and other employees) in connection with promotions and new hires and occasionally as needed to create additional incentives in special circumstances. In these situations, which in fiscal 2021 included Mr. Rafimayeri, who was hired in September 2020, the unique awards are individually determined based on a variety of factors including internal alignment, market considerations, retention, competitive practices and alignment to long-term Company performance. All such equity awards to NEOs are reviewed and approved by the compensation committee and, in the case of Mr. Bauer, they are also approved by the Board.

The equity awards granted to the named executive officers in fiscal 2021 are set forth in the table below.

Name	RSUs	Number of Shares Subject to Share Options
Peter Bauer	—	244,997
Rafeal E. Brown	34,451	80,499
Shahriar Rafimayeri (1)	26,499	61,521
Dino DiMarino	29,958	69,999
John J. Walsh, Jr.	29,958	69,999

(1)	Mr. Rafimayeri joined the Company on September 1, 2020.

Additional Compensation Practices and Policies

Benefits and Perquisites

For fiscal 2021, our named executive officers were eligible for the same benefits and on the same terms as are available to our other employees generally, including medical, dental and vision benefits, group term life and long-term disability insurance and participation, in the U.S., in our 401(k) plan.

Severance and Related Benefits

We have entered into employment agreements or offer letters with each of our named executive officers that provided for specified payments and benefits in connection with a termination of employment under certain circumstances or a change in control. During fiscal 2021, the compensation committee, in consultation with its independent compensation consultant, undertook a review of the severance provisions applicable to members of the Company’s senior management team. During its review, the compensation committee identified certain inconsistencies in such contractual severance provisions and change in control benefits among executives. In order to ensure that there was consistency in the severance and related benefits applicable to executive officers, while generally maintaining existing levels of severance and change in control benefits, on May 25, 2021, the compensation committee approved the Mimecast Limited Executive Severance and Change in Control Plan (the “Severance Plan”), pursuant to which certain senior management employees of the Company, including the NEOs (other than the Company’s CEO), may be eligible for certain payments and benefits. The Severance Plan replaces the severance provisions in the offer letters with each eligible participant in the Severance Plan. The compensation committee determined that the change in control benefits in the Severance Plan are not materially different from the change in control benefits set forth in the executive offer letters. Our goal in providing these severance and change in control payments and benefits is to offer sufficient continuity protection and consistent severance benefits among all executive officers such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. See “Severance Plan” below.

Compensation Risk Oversight

Our compensation committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components, and other elements of our compensation programs, and reviewing and approving the compensation of our named executive officers, including our CEO. In addition, our executive compensation programs and decisions have, as one of their objectives, to reduce incentives to expose the Company to imprudent risks that might harm the Company or our shareholders. Our compensation committee has overseen the establishment of a number of controls that address compensation-related risk and serve to mitigate such risk. As a result, the compensation committee has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

Clawback Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. Additionally, in April 2020, the compensation committee adopted a Policy for Recoupment of Executive Incentive Compensation, which applies to all executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act and all other direct reports to the CEO. The policy provides that, if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement caused by a covered executive’s intentional misconduct, our compensation committee may require the covered executive to repay to us any excess compensation received by the covered executive during the covered period. For purposes of this policy, excess compensation means any annual cash bonus and long-term performance-based equity incentive compensation granted after April 1, 2020 and received by a covered executive during the three-year period preceding the publication of the restated financial statement that the compensation committee determines was in excess of the amount that such covered executive would have received had such annual cash bonus and long-term equity incentive compensation been calculated based on the financial results reported in the restated financial statement.

Anti-Hedging and Pledging Policies

Under our insider trading policy, directors, officers, employees and consultants, each such person’s spouse, significant other, child, parent or other family member, in each case, living in the same household, and to any investment fund, trust, retirement plan, partnership, corporation or other entity over which such individual has the ability to influence or direct investment decisions concerning securities are prohibited from buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity (direct or indirect) to profit from any change in the value of the Company’s securities, except with pre-approval from our General Counsel. Furthermore, the Company’s employees may not use the Company’s securities as collateral in a margin account or pledge Company securities as collateral for a loan (or modify an existing pledge), except with the pre-approval from our General Counsel.

Tax Considerations

We have not provided or agreed to provide any of our executive officers with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant shareholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public company compensation in excess of $1 million paid for any fiscal year to “covered employees” of the company. With respect to taxable years before January 1, 2018, compensation in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m).

Pursuant to the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017: (1) the scope of Section 162(m) was expanded such that all named executive officers are “covered employees” and anyone who was a named executive officer in any taxable year beginning after December 31, 2016 will remain a covered employee for as long as he or she (or his or her beneficiaries) receives compensation from the Company, and (2) the exception to the deduction limit for commission-based compensation and performance-based compensation was eliminated except with respect to certain grandfathered arrangements in effect as of November 2, 2017 that are not subsequently materially modified. Accordingly, compensation paid to our named executive officers in excess of $1 million for any year will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above. Furthermore, because of the uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Cuts and Jobs Act of 2017, including the uncertain scope of the transition relief adopted in connection with repealing the Section 162(m)’s performance-based compensation exception, no assurance can be given that previously granted compensation intended to satisfy the requirements for performance-based compensation will, in fact, qualify for such exception.

The compensation committee believes that shareholder interests are best served if the committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the compensation committee, while considering tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

2021 Summary Compensation Table

The following table provides information regarding the compensation paid to or earned or received by each of our named executive officers for the fiscal years indicated.

Name and Principal Position	Fiscal Year	Salary ($)(6)	Bonus ($)	Stock Awards ($) (7)	Option Awards ($) (7)	Non-Equity Incentive Plan Compensation ($) (8)	All Other Compensation ($) (9)	Total ($)
Peter Bauer (1)	2021	215,833	—	—	3,499,993	166,500	432	3,882,758
Chief Executive Officer	2020	370,000	—	850,140	760,545	364,080	324	2,345,089
	2019	349,300	—	313,380	745,035	307,537	216	1,715,468

Rafeal E. Brown (2)	2021	379,700	—	1,149,974	1,149,998	205,038	6,776	2,891,486
Chief Financial Officer	2020	375,000	—	2,361,500	3,802,725	221,400	8,568	6,769,193
	2019	15,625	—	—	—	8,981	18	24,624

Shahriar Rafimayeri (3)	2021	204,167	100,000	1,249,958	1,249,996	122,500	5,332	2,931,953
Chief Information Officer

Dino DiMarino (4)	2021	357,100	—	999,998	999,996	289,251	6,402	2,652,747
Chief Revenue Officer	2020	345,000	—	1,254,450	1,103,771	272,158	3,950	2,979,329

John J. Walsh, Jr. (5)	2021	368,550	—	999,998	999,996	165,848	6,228	2,540,620
Senior Vice President, Engineering

(1)

In response to the global COVID-19 pandemic, Mr. Bauer voluntarily agreed to forfeit (i) his base salary for the period from May 1, 2020 until September 30, 2020, except for amounts necessary to cover his required contributions to his employment benefits and related payroll taxes, and (ii) any incentive bonus that would have been payable to him for the first and second quarters of fiscal 2021 under the FY 2021 Incentive Plan. The funds from Mr. Bauer’s voluntary forfeiture of cash compensation were used to increase charitable funding to global organizations approved in accordance with our Corporate Social Responsibility program, and support new initiatives and programs established for our employees and the broader communities in which they live and work, which were specifically impacted by the global COVID-19 pandemic. Mr. Bauer’s annual base salary for the remainder of fiscal 2021 was $370,000.
(2)	Mr. Brown’s employment with the Company commenced on March 18, 2019. His annualized base salary for fiscal year 2019 was $375,000.
(3)

Mr. Rafimayeri’s employment with the Company commenced on September 1, 2020. His annualized base salary for fiscal 2021 was $350,000. Under the terms of his offer letter, Mr. Rafimayeri received a sign-on bonus of $100,000. If Mr. Rafimayeri’s employment with the Company terminates for any reason prior to the first anniversary of his start date, he will be required to repay the sign-on bonus to the Company in full, except in a circumstance where the Company terminates his employment without Cause (as defined in the offer letter) or he terminates his employment for Good Reason (as defined in the offer letter).

(4)	Mr. DiMarino was promoted to Chief Revenue Officer effective October 1, 2019.
(5)	Mr. Walsh’s service as an executive officer of the Company ended on May 31, 2021. He remains employed in a non-executive capacity to assist in the transition of his role.
(6)

Base salary amounts for Messrs. Brown, DiMarino and Walsh were increased effective October 1, 2021 as described above under the heading “Compensation Discussion and Analysis – Executive Compensation Program Elements – Base Salary.”

(7)

The amounts reported in these columns represent the grant date fair value of RSU awards and options to purchase our ordinary shares, each calculated in accordance with FASB ASC Topic 718, excluding the estimated impact of forfeitures related to service-based vesting conditions, and do not represent the actual value that may be realized by the named executive officers upon vesting or exercise. The assumptions made in valuing the awards reported in these columns are discussed in Notes 2 and 13 to our audited financial statements for the fiscal year ended March 31, 2021, included in our Annual Report.

(8)

Amounts listed represent cash incentive payments made with respect to the fiscal year indicated under the incentive plan for the applicable fiscal year. The FY 2021 Incentive Plan and the bonus payments made under that plan are discussed above under the heading “Compensation Discussion and Analysis – Executive Compensation Program Elements – FY 2021 Executive Cash Incentive Bonus Plan.” Bonus payments to an executive with respect to the year during which his employment commenced are pro-rated to reflect the executive’s start date.

(9)	The amounts reported represent Company-paid life insurance premiums and the Company’s matching contributions under the 401(k) plan.

2021 Grants of Plan-Based Awards Table

The following table shows information regarding grants of plan-based awards during the fiscal year ended March 31, 2021 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (7)	Grant Date Fair Value of Stock and Option Awards ($) (8)
Name	Grant Date	Threshold ($) (4)	Target ($) (5)	Maximum ($) (6)
Peter Bauer (1)		254,375	370,000	555,000	—	—	—	—
	4/1/20	—	—	—	—	244,997	33.38	3,499,993
Rafeal E. Brown		158,565	230,640	345,960	—	—	—	—
	4/1/20	—	—	—	34,451	—	—	1,149,974
	4/1/20	—	—	—	—	80,499	33.38	1,149,998
Shahriar Rafimayeri (2)		144,375	210,000	315,000	—	—	—	—
	10/1/20	—	—	—	26,499	—	—	1,249,958
	10/1/20	—	—	—	—	61,521	47.17	1,249,996
Dino DiMarino		228,443	332,280	498,420	—	—	—	—
	4/1/20	—	—	—	29,958	—	—	999,998
	4/1/20	—	—	—	—	69,999	33.38	999,996
John J. Walsh, Jr.		128,253	186,550	279,825	—	—	—	—
	4/1/20	—	—	—	29,958	—	—	999,998
	4/1/20	—	—	—	—	69,999	33.38	999,996

(1)

In response to the global COVID-19 pandemic, Mr. Bauer voluntarily agreed to forfeit any incentive bonus that would have been payable to him for the first and second quarters of fiscal 2021 under the FY 2021 Incentive Plan. The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns for Mr. Bauer reflect his initial threshold, target and maximum bonus amounts prior to such forfeiture.

(2)

Mr. Rafimayeri’s employment with the Company commenced on September 1, 2020. His pro-rated base salary for fiscal 2021 was $204,167 and his pro-rated bonus target for fiscal 2021 was $122,500. As described in the “Compensation Discussion and Analysis – Executive Compensation Program Elements – FY 2021 Executive Cash Incentive Bonus Plan” above, executives who were hired during fiscal 2021 received their pro-rated target bonus for fiscal 2021.

(3)

In response to the impact of the global COVID-19 pandemic on the Company’s operations, the compensation committee determined that the incentive targets under the FY 2021 Incentive Plan should be adjusted to align with the revised fiscal 2021 operating plan to continue to incentivize employees, including executives, as well as to properly reflect the operating environment. In connection with that action, the compensation committee capped the full year, maximum bonus opportunity for executives at 90% of target, except for Mr. Rafimayeri. The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the initial threshold, target and maximum bonus amounts prior to the determination by the compensation committee to cap such payments at 90% of target. See “Compensation Discussion and Analysis – Executive Compensation Program Elements – FY 2021 Executive Cash Incentive Bonus Plan” above.

(4)

Represents the threshold amount of each named executive officer’s cash incentive opportunity under the FY 2021 Incentive Plan as described in the “Compensation Discussion and Analysis – Executive Compensation Program Elements – FY 2021 Executive Cash Incentive Bonus Plan” above. The actual cash incentive payments for fiscal 2021 are provided in the “2021 Summary Compensation Table” above.

(5)

Represents the target amount of each named executive officer’s cash incentive opportunity under the FY 2021 Incentive Plan as described in the “Compensation Discussion and Analysis – Executive Compensation Program Elements – FY 2021 Executive Cash Incentive Bonus Plan” above. The actual cash incentive payments for fiscal 2021 are provided in the “2021 Summary Compensation Table” above.

(6)

Represents the maximum amount of each named executive officer’s cash incentive opportunity under the FY 2021 Incentive Plan as described in the “Compensation Discussion and Analysis – Executive Compensation Program Elements – FY 2021 Executive Cash Incentive Bonus Plan” above. The actual cash incentive payments for fiscal 2021 are provided in the “2021 Summary Compensation Table” above.

(7)	The exercise price of these options to purchase our ordinary shares is equal to the closing price of our ordinary shares on The Nasdaq Global Select Market on the grant date.
(8)

Represents the grant date fair value of equity awards granted to our named executive officers in fiscal 2021, calculated in accordance with FASB ASC Topic 718, excluding the estimated impact of forfeitures related to service-based vesting conditions. The assumptions made in valuing these awards are discussed in Notes 2 and 13 to our audited financial statements for the fiscal year ended March 31, 2021, included in our Annual Report. The amount in this column does not reflect the actual value that may be realized by the named executive officers upon vesting or exercise.

Outstanding Equity Awards at March 31, 2021 Table

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remained outstanding as of March 31, 2021. These awards were granted pursuant to the Mimecast Limited 2015 Share Option and Incentive Plan.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#) (1)	Number of Securities Underlying Unexercised Options: Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Peter Bauer	4/1/20	—	244,997	33.38	4/1/30	—	—
	4/1/19	15,750	20,250	47.23	4/1/29	13,500	542,835
	4/2/18	33,684	15,316	34.82	4/2/28	4,500	180,945
	2/1/17	75,000	—	21.83	2/1/27	—	—
	2/1/16	150,000	—	9.21	2/1/26	—	—

Rafeal E. Brown	4/1/20	—	80,499	33.38	4/1/30	34,451	1,385,275
	4/1/19	78,750	101,250	47.23	4/1/29	37,500	1,507,875

Shahriar Rafimayeri	10/1/20	—	61,521	47.17	10/1/30	26,499	1,065,525

Dino DiMarino	4/1/20	—	69,999	33.38	4/1/30	29,958	1,204,611
	10/1/19	9,375	20,625	36.40	10/1/29	11,250	452,363
	4/1/19	13,125	16,875	47.23	4/1/29	11,250	452,363
	4/2/18	14,059	10,941	34.82	4/2/28	3,750	150,788
	9/1/16	8,125	—	16.64	9/1/26	—	—

John J. Walsh, Jr.	4/1/20	—	69,999	33.38	4/1/30	29,958	1,204,611
	4/1/19	9,625	12,375	47.23	4/1/29	8,250	331,733
	6/1/18	8,109	3,691	44.19	6/1/28	850	34,179
	4/2/18	12,509	5,691	34.82	4/2/28	1,650	66,347
	5/1/17	115,000	12,500	24.45	5/1/27	—	—

(1)

The ordinary shares underlying each of the outstanding options vest and become exercisable at a rate of 25% of the total grant on the first anniversary of the grant date with the remaining 75% vesting in 12 quarterly installments over the first 12 quarters following the first anniversary of the grant date.

(2)	RSU awards vest and become exercisable at a rate of 25% of the total RSUs on each of the first four anniversaries of the grant date.
(3)

Amounts disclosed in this column were calculated based on the closing price of our ordinary shares on the Nasdaq Global Select Market on March 31, 2021, the last business day of fiscal 2021, which was $40.21.

2021 Option Exercises and Stock Vested Table

The following table shows information regarding options exercised and stock awards that vested during fiscal 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Peter Bauer	—	—	6,750	233,065
Rafeal E. Brown	—	—	12,500	417,250
Shahriar Rafimayeri	—	—	—	—
Dino DiMarino	80,000	2,133,457	9,375	362,775
John J. Walsh, Jr.	50,000	1,260,567	4,000	136,949

(1)

Value realized on exercise is calculated based on the difference between the closing price of our ordinary shares on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2)	Value realized on vesting is calculated by multiplying the closing price of our ordinary shares on the vesting date by the number of RSUs vesting.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Arrangements with our Named Executive Officers

We have entered into employment agreements or offer letters with each of our named executive officers that provide for specified payments and benefits in connection with a change in control or a termination of employment under certain circumstances. Our goal in providing these severance and change in control payments and benefits is to offer sufficient continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a change in control or a qualifying termination of employment following a change in control are appropriate because they encourage our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. See “Severance Plan” below for more information.

Our named executive officers are bound by confidentiality and non-disclosure provisions. None of our named executive officers is entitled to a tax gross-up payment, whether pursuant to the terms of their employment agreement or offer letter, or otherwise.

Peter Bauer

Pursuant to the employment agreement with Mr. Bauer, he serves as our Chief Executive Officer on an at-will basis and as a director.

Effective April 1, 2021, Mr. Bauer’s annual base salary was reduced, at his request, to $31,200 and he will not be eligible to participate in the incentive compensation plan for executive officers (the “Compensation Reduction”). The Compensation Reduction will remain in effect through at least March 31, 2022. In addition, Mr. Bauer has agreed to waive any rights he has to terminate his employment agreement for good reason resulting from the Compensation Reduction.

Mr. Bauer’s employment agreement provides that if Mr. Bauer’s employment is terminated due to his death, he will be entitled to a pro-rated portion of his annual target bonus to the extent not already paid. If Mr. Bauer’s employment is terminated by us without cause (as defined in the employment agreement) or Mr. Bauer terminates his employment with us for good reason, he will be entitled to receive: (i) continued payment of his base salary for a period of six months, plus two weeks for every year of employment completed with the Company up to a maximum of 12 months (such period, the “Severance Period”) and (ii) if Mr. Bauer is participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earlier of the end of the Severance Period or the end of continuation coverage under COBRA. In lieu of the severance payments and benefits set forth in the preceding sentence, in the event Mr. Bauer’s employment is terminated by us without cause or he terminates his employment with us for good reason, in either case within 12 months following a change in control (as defined in the employment agreement), he is entitled to receive (i) an amount equal to (A) his current annual base salary plus (B) his target annual cash incentive compensation for the year of termination, (ii) if Mr. Bauer is participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment in an amount equal to the employer portion of his monthly health insurance premium until the earlier of 12 months following the date of termination and the expiration of his continuation coverage under COBRA, and (iii) accelerated vesting of all share options and other share-based awards held by Mr. Bauer as of the date of termination. Receipt of the severance payments and benefits described above is conditioned upon Mr. Bauer entering into an effective separation agreement, containing, among other provisions, a general release of claims against the Company and our affiliates, confidentiality, return of property and non-disparagement. In addition, pursuant to the terms of the employment agreement, upon a change in control, 50% of the unvested portion of all share options and other share-based awards held by Mr. Bauer shall immediately accelerate and vest.

The payments and benefits provided to Mr. Bauer in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code and/or may subject Mr. Bauer to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Bauer in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Mr. Bauer.

Mr. Bauer’s employment agreement also contains non-competition and non-solicitation provisions that apply during his employment and for one year thereafter.

Rafeal E. Brown

Pursuant to the offer letter with Mr. Brown, he serves as our Chief Financial Officer on an at-will basis. Mr. Brown currently receives a base salary of $384,400, which is subject to periodic review and adjustment. Mr. Brown is also eligible for an annual performance bonus targeted at 60% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The offer letter further provides that in the event Mr. Brown’s employment is terminated by the Company or any successor company without cause (as defined in the offer letter) or by Mr. Brown for good reason (as defined in the offer letter), he will be entitled to continuation of base salary, target bonus and health and dental insurance for six months following termination. Receipt of such severance payments and benefits is conditioned upon Mr. Brown entering into a general release of claims in favor of the Company and our affiliates. In the event of a change in control (as defined in the offer letter), 50% of the unvested portion of all share options and other share-based awards held by Mr. Brown shall immediately accelerate and vest. In addition, in the event that, within one year following a change in control, Mr. Brown’s employment is terminated by the Company or any successor company without cause or Mr. Brown terminates his employment for good reason, all unvested share options and other share-based awards held by Mr. Brown will immediately accelerate and vest. See “Severance Plan” below for more information.

Mr. Brown has signed our standard agreement, which includes non-competition and non-solicitation provisions that apply during his employment and for one year thereafter.

Shahriar Rafimayeri

Pursuant to the offer letter with Mr. Rafimayeri, he serves as our Chief Information Officer on an at-will basis. Mr. Rafimayeri currently receives a base salary of $350,000, which is subject to periodic review and adjustment. Mr. Rafimayeri is also eligible for an annual performance bonus targeted at 60% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The offer letter further provides that in the event Mr. Rafimayeri’s employment is terminated by the Company or any successor company without cause (as defined in the offer letter) or by Mr. Rafimayeri for good reason (as defined in the offer letter) (i) within one year of his start date, he will be entitled to continuation of base salary, target bonus and health and dental insurance for nine months following termination or (ii) after the one-year anniversary of his start date, he will be entitled to continuation of base salary, target bonus and health and dental insurance for six months following termination. Receipt of such severance payments and benefits is conditioned upon Mr. Rafimayeri entering into a general release of claims in favor of the Company and our affiliates. In the event of a change in control (as defined in the offer letter), 50% of the unvested portion of all share options, RSUs and other share-based awards held by Mr. Rafimayeri shall immediately accelerate and vest. In addition, in the event that, within one year following a change in control, Mr. Rafimayeri’s employment is terminated by the Company or any successor company without cause or Mr. Rafimayeri terminates his employment for good reason, all unvested share options, RSUs and other share-based awards held by Mr. Rafimayeri will immediately accelerate and vest. See “Severance Plan” below for more information.

Mr. Rafimayeri has signed our standard agreement, which includes non-competition and non-solicitation provisions that apply during his employment and for one year thereafter.

Dino DiMarino

Mr. Marino serves as our Chief Revenue Officer, on an at-will basis. Mr. DiMarino currently receives a base salary of $369,200, which is subject to periodic review and adjustment. Mr. DiMarino is also eligible for an annual performance bonus targeted at 90% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The offer letter with Mr. DiMarino provides that, in the event that Mr. DiMarino’s employment is terminated by the Company for any reason other than for cause, he will be entitled to continuation of base salary and health insurance for six months following termination. Receipt of such severance payments and benefits is conditioned upon Mr. DiMarino entering into a general release of claims in favor of the Company and our affiliates. In the event of a change in control (as defined in the offer letter), 50% of the unvested portion of all share options held by Mr. DiMarino shall immediately accelerate and vest. In addition, in the event that, within one year following a change in control, Mr. DiMarino’s employment is terminated by the Company without cause or Mr. DiMarino terminates his employment for good reason, all unvested share options held by Mr. DiMarino will immediately accelerate and vest. See “Severance Plan” below for more information.

Mr. DiMarino has signed our standard agreement, which includes non-competition and non-solicitation provisions that apply during his employment and for one year thereafter.

John J. Walsh, Jr.

Pursuant to the offer letter with Mr. Walsh, he serves as our Senior Vice President, Engineering. Mr. Walsh currently receives a base salary of $373,100, which is subject to periodic review and adjustment. Mr. Walsh is also eligible for an annual performance bonus targeted at 50% of his base salary and to participate in the employee benefit plans generally available to employees, subject to the terms of those plans.

The offer letter further provides that in the event Mr. Walsh’s employment is terminated by the Company or any successor company without cause (as defined in the offer letter) or by Mr. Walsh for good reason (as defined in the offer letter), he will be entitled to continuation of base salary, target bonus and health and dental insurance for six months following termination. Receipt of such severance payments and benefits is conditioned upon Mr. Walsh entering into a general release of claims in favor of the Company and our affiliates. In the event of a change in control (as defined in the offer letter), 50% of the unvested portion of all share options and other share-based awards held by Mr. Walsh shall immediately accelerate and vest. In addition, in the event that, within one year following a change in control, Mr. Walsh’s employment is terminated by the Company without cause or Mr. Walsh terminates his employment for good reason, all unvested share options and other share-based awards held by Mr. Walsh will immediately accelerate and vest.

Mr. Walsh has signed our standard agreement, which includes non-competition and non-solicitation provisions that apply during his employment and for one year thereafter.

Mr. Walsh ceased to be an executive officer of the Company on May 31, 2021. Under the terms of a Transition Agreement dated May 7, 2021 between Mr. Walsh and the Company (the “Transition Agreement”), he will remain an employee of the Company through April 30, 2022, except in limited circumstances. In addition, the Transition Agreement provides that the severance payments and continuing health and dental insurance benefits set forth in his offer letter are no longer available to Mr. Walsh, but the change in control provisions of the offer letter remain in effect while he remains employed by the Company.

Severance Plan

During fiscal 2021, the compensation committee, in consultation with its independent compensation consultant, undertook a review of the severance provisions applicable to members of the Company’s senior management team. During its review, the compensation committee identified certain inconsistencies in such contractual severance provisions and change in control benefits among executives. In order to ensure that there was consistency in the severance and related benefits applicable to executive officers, while generally maintaining existing levels of severance and change in control benefits, on May 25, 2021, the compensation committee approved the Severance Plan (as previously defined), pursuant to which certain senior management employees of the Company, including the named executive officers other than the Company’s Chief Executive Officer, may be eligible for certain payments and benefits. The Severance Plan replaces the severance provisions in the offer letters with each eligible participant in the Severance Plan. The compensation committee determined that the change in control benefits in the Severance Plan are not materially different from the change in control benefits set forth in the executive offer letters.

Pursuant to the Severance Plan, in the event that an eligible participant’s employment is terminated by the Company without cause or an eligible participant resigns for good reason (as each such term is defined in the Severance Plan) and subject to the execution and effectiveness of a separation agreement including, among other things, a general release of claims in favor of the Company and related persons and entities, eligible participants are eligible to receive the following severance payments and benefits:

•

cash severance equal to the sum of (i) 75% of the eligible participant’s base salary and (ii) an amount equal to 75% of the eligible participant’s target bonus, payable in substantially equal installments in accordance with the Company’s payroll practice over nine months; and

•

subject to the eligible participant’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, continued payment of the monthly employer contribution that the Company would have paid to provide health insurance to the eligible participant if the eligible participant had remained employed until the earliest of (i) nine months following termination, (ii) the eligible participant’s eligibility for group medical plan benefits under any other employer’s group medical plan or (iii) the end of the eligible participant’s COBRA health continuation period.

The Severance Plan also provides that, in the event of a change in control (as defined in the Severance Plan), 50% of the unvested portion of all share options, RSUs and other share-based awards held by an eligible participant that are subject solely to time-based vesting (“Time-Based Equity Awards”) shall immediately accelerate and become fully vested and exercisable or nonforfeitable as of immediately prior to the change in control. In addition, if an eligible participant’s employment is terminated by the Company (or its successor) without cause or an eligible participant resigns for good reason upon a change in control or within one year following a change in control, then all Time-Based Equity Awards shall immediately accelerate and become fully vested and exercisable or nonforfeitable as of the date of termination.

The payments and benefits provided to an eligible participant under the Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code and/or may subject the eligible participant to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the eligible participant.

Estimated Payment and Benefits Upon Termination or Change in Control

The following tables set forth the estimated payments and benefits our named executive officers would receive pursuant to the terms of the named executive officer’s employment agreement or offer letter upon a qualifying termination of employment or change in control assuming such event occurred on March 31, 2021. Although the Severance Plan replaces the severance provisions in the offer letters with our named executive officers other than Mr. Bauer, because it was not adopted until after the end of fiscal 2021, the amounts reported below reflect amounts payable under the offer letters with the named executive officers rather than under the Severance Plan.

Peter Bauer

	Death ($) (1)	Disability ($)	Termination For Cause ($)	Termination Without Cause or for Good Reason ($)	Upon a Change in Control ($) (2)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control ($) (2)
Cash Severance	185,000	—	—	370,000	—	740,000
Health Benefit Continuation	—	—	—	16,362	—	16,362
Equity Acceleration	—	—	—	—	1,239,831	2,479,663

Total	185,000	—	—	386,362	1,239,831	3,051,025

(1)	In the event of Mr. Bauer’s death, his designated beneficiary will receive his pro-rata bonus through the date of his death, to the extent not already paid.
(2)

The value of accelerated equity is calculated based upon the difference between the exercise price of the outstanding share options and the closing price of the Company’s ordinary shares on March 31, 2021, the last business day of fiscal 2021, which was $40.21.

Rafeal E Brown

	Death ($)	Disability ($)	Termination For Cause ($)	Termination Without Cause or for Good Reason ($)	Upon a Change in Control ($) (1)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control ($) (1)
Cash Severance	—	—	—	307,520	—	307,520
Health Benefit Continuation	—	—	—	8,181	—	8,181
Equity Acceleration	—	—	—	—	1,721,479	3,442,958

Total	—	—	—	315,701	1,721,479	3,758,659

(1)

The value of accelerated equity is calculated based upon the difference between the exercise price of the outstanding share options and the closing price of the Company’s ordinary shares on March 31, 2021, the last business day of fiscal 2021, which was $40.21.

Shahriar Rafimayeri

	Death ($)	Disability ($)	Termination For Cause ($)	Termination Without Cause or for Good Reason ($)	Upon a Change in Control ($) (1)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control ($) (1)
Cash Severance	—	—	—	420,000	—	420,000
Health Benefit Continuation	—	—	—	12,272	—	12,272
Equity Acceleration	—	—	—	—	532,762	1,065,525

Total	—	—	—	432,272	532,762	1,497,797

(1)

The value of accelerated equity is calculated based upon the difference between the exercise price of the outstanding share options and the closing price of the Company’s ordinary shares on March 31, 2021, the last business day of fiscal 2021, which was $40.21.

Dino DiMarino

	Death ($)	Disability ($)		Termination For Cause ($)	Termination Without Cause ($)	Upon a Change in Control ($) (1)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control ($) (1)
Cash Severance	—		—	—	184,600	—	184,600
Health Benefit Continuation	—		—	—	8,181	—	8,181
Equity Acceleration	—	—		—	—	307,823	615,646

Total	—	—		—	192,781	307,823	808,427

(1)

The value of accelerated equity is calculated based upon the difference between the exercise price of the outstanding share options and the closing price of the Company’s ordinary shares on March 31, 2021, the last business day of fiscal 2021, which was $40.21

John J. Walsh, Jr.

	Death ($)	Disability ($)	Termination For Cause ($)	Termination Without Cause ($)	Upon a Change in Control ($) (1)	Termination Without Cause or for Good Reason Within 12 Months Following a Change in Control ($) (1)
Cash Severance	—	—	—	279,825	—	186,550
Health Benefit Continuation	—	—	—	8,181	—	8,181
Equity Acceleration	—	—	—	—	1,171,318	2,342,636

Total	—	—	—	288,006	1,171,318	2,537,367

(1)

The value of accelerated equity is calculated based upon the difference between the exercise price of the outstanding share options and the closing price of the Company’s ordinary shares on March 31, 2021, the last business day of fiscal 2021, which was $40.21

Rule 10b5-l Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-l plans, in which they will contract with a broker to buy or sell ordinary shares on a periodic basis. Under a Rule 10b5-l plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. Any Rule 10b5-l plan adopted by a director or officer must comply with the requirements of Rule 10b5-l under the Exchange Act and our insider trading policy. The director or executive officer may amend or terminate the plan in certain circumstances. Our directors and executive officers may also buy or sell additional ordinary shares outside of a Rule 10b5-l plan, provided they are in compliance with our insider trading policy, which includes not being in possession of material, nonpublic information about our Company at the time of the transaction.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are generally similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under rules adopted pursuant to the Dodd-Frank Act and Item 402(u) of Regulation S-K under the Exchange Act, we are required to calculate and disclose the annual total compensation paid to our median paid employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

Measurement Date

We identified the median employee using our employee population on March 31, 2021 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

Consistently Applies Compensation Measure (CACM)

Under the relevant rules, we are required to identify a median employee using a consistently applied compensation measure (“CACM”). We chose a CACM that closely approximates the annual target total cash compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee: (a) annual base pay and (b) annual target cash incentive opportunity as of March 31, 2021. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of March 31, 2021. We did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

Methodology and Pay Ratio

Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the “2021 Summary Compensation Table.” Our median employee compensation as calculated using 2021 Summary Compensation Table requirements was $100,677. Our Chief Executive Officer’s compensation as reported in the 2021 Summary Compensation Table was $3,882,758. Therefore, our CEO Pay Ratio was approximately 38.6:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulations S-K under the Exchange Act based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Equity Compensation Plans

In accordance with SEC rules, the following table provides information, as of March 31, 2021, about the securities authorized for issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options and Rights (Column A)		Weighted Average Exercise Price of Outstanding Options (Column B)		Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column A) (Column C)
Equity compensation plans that have been approved by our shareholders	7,952,958	(1)	$34.13	(2)	11,891,206	(3)
Equity compensation plans that have not been approved by our shareholders	—		—		—
Total	7,952,958	(1)	$34.13	(2)	11,891,206	(3)

(1)

Represents 5,322,599 ordinary shares to be issued upon exercise of outstanding share options under the Mimecast Limited 2010 EMI Share Option Scheme, the Mimecast Limited Approved Share Option Plan, and the Mimecast Limited 2015 Share Option and Incentive Plan. Also includes 2,630,359 ordinary shares to be issued upon settlement of outstanding RSUs under the Mimecast Limited 2015 Share Option and Incentive Plan. We no longer grant equity awards under the Mimecast Limited 2010 EMI Share Option Scheme or the Mimecast Limited Approved Share Option Plan.

(2)	Weighted average exercise price excludes RSUs, which do not have an exercise price.
(3)

Includes 11,311,233 ordinary shares available for issuance under the Mimecast Limited 2015 Share Option and Incentive Plan. Also includes 579,973 ordinary shares available for issuance under the Mimecast Limited 2015 Employee Share Purchase Plan.

Report of the Compensation Committee of the Board of Directors

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which will be incorporated by reference into our Annual Report.

Compensation Committee

Robert P. Schechter, Chairman

Aron Ain

Alpna J. Doshi

Helene Auriol Potier

RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in this Proxy Statement, below we describe transactions since April 1, 2020 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our ordinary shares, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

During the Company’s fiscal year ended March 31, 2019, Kronos Incorporated (the predecessor corporation to UKG) purchased certain of the Company’s products and services under a multi-year agreement. In fiscal 2021, UKG purchased additional Company products and services under an amended agreement. The approximate aggregate contract value of the purchases in fiscal 2021 was approximately $466,000. One of our independent directors, Aron Ain, serves as the Chief Executive Officer and Chairman of the board of directors of UKG and served as the Chief Executive Officer and Chairman of the board of directors of its predecessor, Kronos Incorporated. Mr. Ain did not have a material interest in the transaction. Based on our industry experience, we believe the terms of the agreement with UKG to be arm’s-length terms that are fair and reasonable to us. The audit committee reviewed and approved these transactions.

Limitation of Liability and Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The indemnity granted to directors and executive officers is subject to certain limitations imposed by Jersey law. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The limitation of liability and indemnification provisions included in our indemnification agreements that we entered into or may in the future enter into with our directors and executive officers may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Other Transactions with Our Executive Officers and Directors and Affiliated Entities

We have granted share options and RSUs to our executive officers and our directors. See the sections captioned “Executive Compensation – Outstanding Equity Awards at March 31, 2021 Table” and “Corporate Governance – Director Compensation” for a description of these equity awards.

Policies and Procedures for Related Party Transactions

The audit committee of our Board has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For this purpose, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our ordinary shares, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve or disapprove any related party transactions. The audit committee will review these transactions under our Code of Business Conduct and Ethics, which governs conflicts of interests, among other matters, and is applicable to our employees, officers and directors.

DELINQUENT SECTION 16(a) REPORTS

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our ordinary shares must report their initial ownership of our ordinary shares and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for the year ended March 31, 2021 were complied with by each person who at any time during the year was a director or an executive officer or held more than 10% of our ordinary shares, except for the following: Mr. DiMarino filed a Form 4 one day late on September 17, 2020 to report the sale of ordinary shares pursuant to a Rule 10b5-1 plan. The late filing was due to an administrative oversight by the Company, which manages the ownership filings on behalf of the Company’s directors and executive officers.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy will be entitled to vote the ordinary shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

SHAREHOLDER PROPOSALS

Procedures for Submitting Shareholder Proposals

Requirements for Shareholder Proposals to be Brought Before the Annual General Meeting. Our Articles of Association provide an advance notice procedure for shareholders to nominate director candidates for election, including proposed nominations of persons for election to the Board. Only persons nominated by, or at the direction of, our Board or by a shareholder who has given proper and timely notice to us prior to the meeting, will be eligible for election as a director. For notice to be timely, it must be received at our registered office not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting (or if the date of the annual meeting is advanced more than 30 calendar days or delayed by more than 60 calendar days from such anniversary date, not earlier than the 120th calendar day nor more than 90 days prior to such meeting or the 10th calendar day after public announcement of the date of such meeting is first made). For shareholder proposals to be brought before the 2022 annual general meeting, the required notice must be received by our Company Secretary at our principal executive offices no earlier than close of business on June 8, 2022 and no later than close of business on July 8, 2022. These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any shareholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our annual general meeting in 2022, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than March 28, 2022. However, if the date of the 2022 annual general meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 annual general meeting. SEC rules set standards for eligibility and specify the types of shareholder proposals that may be excluded from a proxy statement. Such proposals must be delivered to our Company Secretary at Mimecast Limited, c/o Mimecast North America, Inc., 191 Spring Street, Lexington, Massachusetts 02421 USA, Attn: Company Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549 USA.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also read and copy any document we file with the SEC on the Investor Relations/Reports & Filings section of our website at www.mimecast.com.

We will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report as filed with the SEC. Requests for such copies should be addressed to Mimecast Limited, c/o Mimecast North America, Inc., 191 Spring Street, Lexington, Massachusetts 02421 USA, Attn: Investor Relations, or email us at Investors@mimecast.com, or call us at (617) 393-7074.

You should rely on the information contained in this document to vote your ordinary shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated July 26, 2021. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to shareholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

APPENDIX A - NON-GAAP FINANCIAL MEASURES

We have provided in this Proxy Statement financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing financial results and management believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided below.

A reconciliation of each Non-GAAP financial measure disclosed in this Proxy Statement to the most comparable GAAP measure is set forth below.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangible assets so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage exclude share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP net income. We define non-GAAP net income as net income (loss), adjusted to exclude: share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; litigation-related expenses; and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income (loss) calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income (loss) calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation; amortization; disposals and impairment of long-lived assets; acquisition-related gains and expenses; litigation-related expenses; share-based compensation expense; restructuring expense; interest income and interest expense; the benefit from (provision for) income taxes; and foreign exchange (expense) income. We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted

EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, and to communicate with our Board concerning our financial performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the SEC.

Non-GAAP income from operations. We define non-GAAP income from operations as GAAP income from operations, excluding share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expense, acquisition-related gains and expenses, and litigation-related expenses. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of this non-GAAP financial measure versus the applicable financial measure calculated in accordance with GAAP. For example, as noted above, non-GAAP operating income excludes share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluates non-GAAP operating income together with operating income calculated in accordance with GAAP.

The following table presents a reconciliation of GAAP gross profit and GAAP gross profit percentage to non-GAAP gross profit and non-GAAP gross profit percentage (dollars in thousands):

	Year ended March 31,
	2021	2020
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$379,690	$317,581
GAAP gross profit percentage	76%	74%
Plus:
Share-based compensation expense	4,619	3,445
Amortization of acquired intangible assets	4,158	2,888

Non-GAAP gross profit	$388,467	$323,914

Non-GAAP gross profit percentage	77%	76%

The following table presents a reconciliation of Net Income (loss) to Non-GAAP net income (in thousands, except per share amounts):

	Year ended March 31,
	2021	2020
Reconciliation of Non-GAAP Net Income:
Net Income (loss)	$29,745	$(2,200)
Share-based compensation expense	53,648	39,544
Amortization of acquired intangible assets	4,289	2,998
Acquisition-related expenses (1)	667	769
Litigation-related expenses (2)	—	2,700
Restructuring	3,264	—
Income tax effect of Non-GAAP adjustments	(16,656)	(11,915)

Non-GAAP net income	$74,957	$31,896

Non-GAAP net income per ordinary share - basic	$1.18	$0.51

Non-GAAP net income per ordinary share - diluted	$1.14	$0.50

Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	63,739	62,024
Diluted	65,631	64,019

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 6 of the notes to our consolidated financial statements, which are included in the Annual Report, for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 14 of the notes to our consolidated financial statements, which are included in the Annual Report, for further information.

The following table presents a reconciliation of Net Income (loss) to Adjusted EBITDA (in thousands):

	Year ended March 31,
	2021	2020
Reconciliation of Adjusted EBITDA:
Net Income (loss)	$29,745	$(2,200)
Depreciation, amortization and disposals of long-lived assets	38,112	32,278
Interest expense, net	2,044	1,061
Provision for income taxes	1,696	2,359
Share-based compensation expense	53,648	39,544
Restructuring	3,264	—
Foreign exchange (income) expense	(1,989)	1,577
Acquisition-related expenses (1)	667	769
Litigation-related expenses (2)	—	2,700

Adjusted EBITDA	$127,187	$78,088

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 6 of the notes to our consolidated financial statements, which are included in the Annual Report, for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 14 of the notes to our consolidated financial statements, which are included in the Annual Report, for further information.

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Year ended March 31,
	2021	2020
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$127,034	$90,538
Purchases of property, equipment and capitalized software	(38,597)	(53,234)

Free Cash Flow	$88,437	$37,304

The following table presents a reconciliation of Income from Operations to Non-GAAP Income from Operations (in thousands):

	Year ended March 31,
	2021	2020
Reconciliation of Non-GAAP Income from Operations
GAAP income from operations	$31,259	$2,298
Plus:
Share-based compensation expense	53,648	39,544
Amortization of acquired intangible assets	4,289	2,998
Acquisition-related expenses (1)	667	769
Restructuring	3,264	—
Litigation-related expenses (2)	—	2,700

Non-GAAP income from operations	$93,127	$48,309

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 6 of the notes to our consolidated financial statements, which are included in the Annual Report, for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 14 of the notes to our consolidated financial statements, which are included in the Annual Report, for further information.

APPENDIX B - EXECUTIVE COMPENSATION RECONCILIATIONS

The following table presents reported financial results (GAAP Income from Operations) and adjustments made to those results to determine achievement levels for executive compensation purposes in fiscal 2021 (in thousands):

	FY 2021 Q1	FY 2021 Q2	FY 2021 Q3	FY 2021 Q4	FY 2021
GAAP income from operations	$2,694	$10,087	$10,820	$7,658	$31,259
Plus:
Share-based compensation expense	13,653	13,619	13,792	12,584	53,648
Amortization of acquired intangible assets	967	1,063	1,119	1,140	4,289
Acquisition-related expenses (1)	365	302	—	—	667
Restructuring	—	—	—	3,264	3,264

Non-GAAP income from operations	$17,679	$25,071	$25,731	$24,646	$93,127

Adjustment for impact of foreign exchange	—	—	(761)	(1,446)	(2,207)
Adjustment, other (2)	—	—	—	(3,000)	(3,000)

Non-GAAP income from operations for purposes of FY 2021 Incentive Plan	$17,679	$25,071	$24,970	$20,200	$87,920

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 6 of the notes to our consolidated financial statements, which are included in the Annual Report, for further information.

(2)

Adjusted for the estimated Q4 FY 2021 savings resulting from the Company’s restructuring event. See Note 5 of the notes to our consolidated financial statements, which are included in the Annual Report, for further information.

B-1

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., London Time, on October 5, 2021.
Online Go to www.investorvote.com/mime or scan the QR code – login details are located in the shaded bar below.

Phone

Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada. Outside USA, U.S. territories and Canada, call 1-781-575-2300 on a touch tone telephone. Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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I/We being (a) member(s) of Mimecast Limited (the “Company”), appoint Peter Bauer, failing whom, Christopher FitzGerald, failing whom, Robert P. Nault, failing whom, Rafeal E. Brown, failing whom, Neil Murray, failing whom the chairman of the annual general meeting or:

Name or Proxy: ............................................	Number of shares in relation...........................................
to which the proxy is authorised to act

as my/our proxy to exercise all or any of my/our rights to attend, speak and vote in respect of my/our voting entitlement on my/our behalf at the annual general meeting of the Company to be held at the offices of the Company located at 1 Finsbury Avenue, London EC2M 2PF United Kingdom on October 6, 2021 at 10:00 a.m. (London time), and at any adjournment of the meeting.

☐	Please tick here if this proxy appointment is one of multiple appointments being made. (For the appointment of more than one proxy, please refer to Explanatory Note 3.)

I/We would like my/our proxy to vote on the resolutions to be proposed at the meeting as indicated on this form of proxy. Unless otherwise instructed, the proxy can vote as he or she chooses or can decide not to vote at all in relation to any business of the meeting (including any amendment to a resolution).

	For	Against	Abstain		For	Against	Abstain
1. To re-elect Peter Bauer as a Class III director of the Company.	☐	☐	☐	5. To authorise the Board of Directors of the Company to determine the remuneration of the independent auditor.	☐	☐	☐

2. To re-elect Hagi Schwartz as a Class III director of the Company.	☐	☐	☐	6. To receive the Company’s accounts for the year ended March 31, 2021, together with the independent auditor’s report on those accounts.	☐	☐	☐

3. To re-elect Helene Auriol Potier as a Class III director of the Company.	☐	☐	☐	7. Non-binding advisory vote to approve the compensation of the named executive officers.	☐	☐	☐

4. To appoint Ernst & Young LLP in the United States as the Company’s independent auditor.	☐	☐	☐

03HNWC

Explanatory Notes

1.

You are entitled to appoint one or more proxies of your own choice to exercise all or any of your rights to attend and to speak and vote at the meeting. A proxy need not be a shareholder of the Company. If you appoint more than one proxy, each proxy must be appointed to exercise the rights attached to a different share or shares held by you. You can only appoint a proxy in accordance with the procedures set out in these notes and in the notes to the notice of meeting.

2.

If you wish to appoint a proxy other than the persons named on the reverse side, please insert the relevant person’s full name in the space provided and delete the words “Peter Bauer, failing whom, Christopher FitzGerald, failing whom, Robert P. Nault, failing whom, Rafeal E. Brown, failing whom, Neil Murray, failing whom the chairman of the annual general meeting”. Please initial any such alteration. If you sign and return this form of proxy with no name in the space provided, the persons named on the reverse side will be deemed to be your proxy. If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the space next to the name of the proxy the number of shares in relation to which the person is authorised to act as your proxy. If you sign and return this form of proxy and leave this space blank, your proxy will be deemed to be authorised to act in respect of your full voting entitlement (or if this form of proxy has been issued in respect of a designated account for a shareholder, the full voting entitlement for that designated account).

3.

To appoint more than one proxy, you will need to complete a separate form of proxy in relation to each appointment. Additional forms of proxy may be obtained by contacting the Company’s registrars, Computershare, P.O. Box 505000, Louisville, KY 40233-5000, USA, or you may photocopy this form of proxy. You will need to state clearly on each form of proxy the number of shares in relation to which the proxy is appointed. Please therefore indicate next to the name of the proxy the number of shares in relation to which the person is authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. All forms of proxy must be signed and should be returned together in the same envelope. A failure to specify the number of shares to which each proxy appointment relates or specifying a number in excess of the number of shares held by you may result in the proxy appointment being invalid.

4.

Completion and return of this form of proxy will not preclude you from attending and voting in person at the meeting if you wish. If you do attend the meeting in person, your proxy appointments will automatically be terminated.

5.

If you would like your proxy to vote in a certain way on the resolutions specified, please indicate with an “X” in the appropriate box above how you wish your vote to be cast. If you fail to select any of the given options, your proxy can vote as he or she chooses or can decide not to vote at all. Your proxy can also do this on any other business which may come before the meeting, including amendments to resolutions and any procedural business.

6.

The “Abstain” option on this form of proxy is provided to enable you to instruct your proxy not to vote on any particular resolution. However, an abstention is not a vote in law and will not be counted in the calculation of the votes for and against a resolution.

7.	In the case of a body corporate, this form of proxy must be executed under its common seal or signed on its behalf by its duly authorised officer, attorney or other person authorised to sign.

8.

In the case of joint holders, only one joint holder need sign this form of proxy, but the names of all the joint holders must be stated. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority shall be determined by the order in which the names appear in the register of members in respect of the joint holding.

9.

To be valid, this form of proxy (duly signed and together with any power of attorney or other authority under which it is signed) must be received by post or (during normal business hours only) by hand at the offices of the Company’s registrars, Computershare, P.O. Box 505008, Louisville, KY 40233-9814, USA no later than 11:59 p.m. (London time) on October 5, 2021 (or, if the meeting is adjourned, no later than 48 hours (excluding non-working days) before the time of any adjourned meeting).

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Notice of Annual General Meeting of Shareholders - October 6, 2021

Mimecast Limited, 1 Finsbury Avenue, London EC2M 2PF United Kingdom

Proxy Solicited by Board of Directors for Annual General Meeting - 10:00 a.m. (London Time) on October 6, 2021

Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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